                               RESEARCH AGREEMENT

                                     between


                               PHARMACOPEIA, INC.


                                       and


                                  N.V. ORGANON





                                  MAY 31, 1996




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


                               RESEARCH AGREEMENT


     This RESEARCH AGREEMENT (the "Agreement"), effective as of May 31, 1996 (the "Effective Date"), is made by and between Pharmacopeia, Inc., a Delaware corporation, having a principal place of business at 101 College Road East, Princeton, New Jersey 08540, U.S.A. ("Pharmacopeia"), and N.V. Organon, a Naamloze vennootschap, with principal offices located at Kloosterstraat 6, 5342 AB Oss, The Netherlands ("Organon").

                                  BACKGROUND

     WHEREAS, Pharmacopeia owns proprietary technology relating to solid phase organic chemistry synthesis and screening of chemical compound libraries.

     WHEREAS, Pharmacopeia believes that its technology, by rapidly producing diverse and targeted compound libraries, will accelerate the drug discovery process and increase productivity of drug discovery programs.

     WHEREAS, Organon desires to obtain access to certain aspects of Pharmacopeia's proprietary technology and work together with Pharmacopeia to identify In Vitro Leads (as defined herein) which have activity at [***] and which may be developed into products.

     WHEREAS, on even date herewith, an affiliated company of Organon, Akzo Nobel Pharma International B.V., a Besloten vennootschap met beperkte aansprakelijkheid ("Akzo Nobel"), and Pharmacopeia also desire to enter into a Stock Purchase Agreement pursuant to which Akzo Nobel will agree to purchase, and Pharmacopeia will agree to sell to Akzo Nobel certain shares of the Common Stock of Pharmacopeia, as set forth therein.

     NOW, THEREFORE, for and in consideration of the covenants, conditions, and undertakings hereinafter set forth, it is agreed by and between the parties as follows:

                                   ARTICLE 1
                                  DEFINITIONS

     For purposes of this Agreement the following terms shall have the following meanings:

     1.1 "ACTIVE COMPOUND" shall mean a Library Compound which has activity [***] against any molecular target in the Field screened during the Research Program Term.

     1.2 "AFFILIATE" shall mean any corporation or other business entity which during the term of this Agreement controls, is controlled by or is under common control with Pharmacopeia or

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Organon, respectively, but only for so long as such entity controls, is controlled by, or is under common control with Pharmacopeia or Organon. For this purpose, control means the possession of the power to direct or cause the direction of the management and the policies of an entity whether through ownership, either directly or indirectly, of over fifty percent (50%) of the stock entitled to vote, or for non-stock organizations, the right to receive over fifty percent (50%) of the profits by contract or otherwise, or if not meeting the preceding requirements, any company owned or controlled by or owning or controlling Pharmacopeia or Organon at the maximum control or ownership right permitted in the country where such company exists.

     1.3  "AGREEMENT COMPOUND" shall mean any Research Compound or OUT Compound.

     1.4 "AGREEMENT PRODUCT" shall mean any product containing an Agreement Compound. Agreement Products shall include Research Products and OUT Products but shall not include Excluded Products.

     1.5 "COLUMBIA LICENSE" shall mean that certain License Agreement effective as of July 16, 1993, as amended and restated as of October 6, 1995, entered into by and between Pharmacopeia, Inc., the Trustees of Columbia University in the City of New York and the Cold Spring Harbor Laboratory.

     1.6 "CONFIDENTIAL INFORMATION" means all non-public, proprietary or otherwise confidential information, now owned, licensed or controlled or hereafter acquired, developed, owned, licensed or controlled by a disclosing party or any of its Affiliates during the term of this Agreement. Confidential Information shall include, but not be limited to: (i) Licensed Technology, Organon Technology and Transferred Technology; (ii) medical, clinical, or other scientific data or information relating to any Agreement Compound or Agreement Product (including, without limitation, pre-clinical and clinical data, notes, reports, models, and samples); (iii) screening, manufacture, production, and purification procedures and processes, as well as analytical methodology, used in the testing, assaying, analysis, production, and packaging of any Agreement Compound or Agreement Product; and (iv) biological materials and substances for any Agreement Compound or Agreement Product.

     1.7 "CONSUMER PRICE INDEX" or "CPI" means the Consumer Price Index, All Urban Consumers, as published by the U.S. Bureau of Labor Statistics.

     1.8 "CORE COUNTRIES" shall mean the United States, Canada, Europe (members of the European Patent Convention via European Patent Office Applications) and Japan.

     1.9 "CPI-ADJUSTED" shall mean multiplying a price by the cumulative increases in the CPI, taking 1996 as the base year unless otherwise specified herein.

     1.10 "DERIVATIVE COMPOUND" shall mean any compound that demonstrates activity against a particular target, which compound is derived from a compound active against that target by Pharmacopeia, or Organon or its Affiliates, or by a third party under authority from Organon. A



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compound shall be deemed to have been "derived from" a Library Compound, if it is a chemical modification made to a Library Compound which: (i) results from a chemical synthesis program based on a Library Compound, (ii) is based on structure-activity data developed from Library Compounds (with or without activity inside or outside the Field), or (iii) is included within the scope of any claim of a patent application or patent within the Licensed Technology, Joint Inventions or Organon Technology disclosing one or more compounds within (i) or (ii) above. It is understood that "Derivative Compound" shall include compounds so derived from a Library Compound or so derived from another Derivative Compound.

     1.11 "DESIGNATION DATE" shall have the meaning set forth in Section 4.3.3 hereof.

     1.12 "DEVELOPMENT CANDIDATE" shall mean an Optimized Lead Compound or Derivative Compound approved by the Managing Director, R&D of Organon (or a successor position) for full preclinical development.

     1.13 "DUE DILIGENCE" shall have the meaning set forth in Section 9.1 hereof.

     1.14 "EXCLUDED PRODUCT" shall mean any product for use in the Field which contains as its primary active ingredient:

[***]

[***]

     1.15  "EXCLUDED TECHNOLOGY" shall have the meaning set forth in Section
1.22.

     1.16 "FDA" shall mean the U.S. Food and Drug Administration or any corresponding foreign registration or regulatory authority.

     1.17  "FIELD" shall mean [***]

     1.18 "IND" shall mean an Investigational New Drug application, as defined in the U.S. Food, Drug and Cosmetic Act and the regulations promulgated thereunder for initiating clinical trials in the United States, or any corresponding foreign application, registration or certification.

     1.19 "IN VITRO LEAD" shall mean an Active Compound or Derivative Compound which, with respect to a molecular target in the Field, meets the criteria for in vitro potency and selectivity set forth in the Research Plan for such molecular target.

     1.20 "LIBRARY" shall mean any chemical compound library prepared by or on behalf of Pharmacopeia. Libraries shall be comprised of four (4) types, as follows:

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          1.20.1  "CONSORTIUM LIBRARY" shall mean a chemical compound library prepared for (i) use in Pharmacopeia's internal and external programs and
(ii) distribution to third parties for screening by such parties on a target-exclusive basis.

          1.20.2 "FOCUSED LIBRARY" shall mean any chemical compound library prepared specifically for screening in the Research Program based on proprietary structures (i) with activity disclosed by Organon to Pharmacopeia, or
(ii) generated by Pharmacopeia on behalf of Organon in connection with the Research Program.

          1.20.3 "IN-HOUSE LIBRARY" shall mean a chemical compound library, prepared for use in Pharmacopeia's internal and external programs, including the Research Program.

          1.20.4 "TARGETED LIBRARY" shall mean any chemical compound library, prepared by Pharmacopeia specifically for screening in the Research Program, which is not a Focused Library.

     1.21 "LIBRARY COMPOUND" shall mean any compound which is or was contained in a Library prepared or screened by Pharmacopeia in connection with the Research Program or screened by Organon as described in Section 4.2.

     1.22 "LICENSED TECHNOLOGY" shall mean Pharmacopeia Patent Rights and Pharmacopeia Know-How. It is understood that the Licensed Technology shall not include any intellectual property owned or licensed by Pharmacopeia or its Affiliates relating to the creation or use of encoded combinatorial libraries, tag and/or marker compound engineering and encoding, computer database storage and retrieval systems, and/or ultra-high throughput screening assays not specific to the Field, including but not limited to [***] (hereinafter the "Excluded Technology").

          1.22.1 "PHARMACOPEIA PATENT RIGHTS" shall mean (i) all patents and patent applications existing as of the Effective Date, or conceived and reduced to practice by Pharmacopeia or jointly with Organon during the Research Program Term, that claim a Research Compound or a method of use or process for the synthesis thereof or composition-of-matter containing such Research Compound, and (ii) any divisions, continuations, continuations-in-part, reissues, reexaminations, extensions or other governmental actions which extend any of the subject matter of a patent within subsection (i) above, and any substitutions, confirmations, registrations, or revalidations of any of the foregoing, in each case, which is owned or controlled, in whole or in part, by license, assignment or otherwise by Pharmacopeia during the term of this Agreement, in each case, to the extent Pharmacopeia has the right to license or sublicense the same, subject to any limitations or prohibitions of any license or sublicense.

          1.22.2 "PHARMACOPEIA KNOW-HOW" shall mean all ideas, inventions, data, instructions, processes, formulas, expert opinions and information, including, without limitation, biological, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical,

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clinical, safety, manufacturing and quality control data and information, existing as of the Effective Date or developed uniquely by Pharmacopeia or jointly with Organon during the Research Program Term, owned or controlled in whole or in part by Pharmacopeia, by license, assignment or otherwise, in each case, which is necessary for the development, manufacture, use, sale or commercialization of Agreement Compounds and Agreement Products, in each case, to the extent Pharmacopeia has the right to license or sublicense the same, and subject to any limitations or prohibitions of any license or sublicense. Excluded from Pharmacopeia Know-How are any inventions otherwise included in the definition of Pharmacopeia Patent Rights in this Agreement.

     1.23 "MAJOR COUNTRY" shall mean any of the United States, Canada, Japan, the United Kingdom, France, Germany and the Netherlands.

     1.24 "NDA" shall mean a New Drug Application, as defined in the U.S. Food, Drug and Cosmetic Act and the regulations promulgated thereunder, or any corresponding foreign application, registration or certification.

     1.25 "NET SALES" shall mean the invoice price of an Agreement Product or a Transferred Technology Product sold by Organon, its Affiliates or Sublicensees to third parties less, to the extent included in such invoice price, the total of: (i) ordinary and customary trade discounts actually allowed; (ii) credits, rebates and returns; (iii) freight, postage, and duties paid for and separately identified on the invoice or other documentation maintained in the ordinary course of business; and (iv) excise taxes, sales taxes, value added taxes, and duties actually paid and separately identified on the invoice or other documentation maintained in the ordinary course of business. Net Sales shall also include the amount or fair market value of all other consideration received by Organon, its Affiliates or Sublicensees from third parties in respect of an Agreement Product or a Transferred Technology Product, whether such consideration is in cash, payment in kind, exchange or another form. A "sale" of an Agreement Product or a Transferred Technology Product is deemed to occur upon the earliest of invoicing, shipment or transfer of title in the Agreement Product or Transferred Technology Product to a person other than Organon or its Affiliate or Sublicensee, unless Organon, its Affiliate or Sublicensee is an end user of the Agreement Product or the Transferred Technology Product, in which case the sale shall occur upon either Organon's use of such Agreement Product or Transferred Technology Product, or upon the transfer of the Agreement Product or Transferred Technology Product to the Affiliate or Sublicensee that is the end user.

     In the event that an Agreement Product or a Transferred Technology Product is sold bundled with one or more other products (Agreement Products, Transferred Technology Products, or otherwise) or provided in conjunction with any services, in either case, in connection with a capitation pricing arrangement or any other aggregated payment agreement or program, Organon may discount the bona fide list price of the Agreement Product or Transferred Technology Product, by the average percentage discount of all Organon products in the particular "bundle", calculated as follows:


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               Average percentage                A
               discount on the          =   ------------  X 100
               particular "bundle"               B

where A equals the total discounted price of a particular "bundle" of products, and B equals the sum of the undiscounted bona fide list prices of each unit of every product in such "bundle". If an Agreement Product or Transferred Technology Product is not sold separately and no bona fide list price exists for such Agreement Product or Transferred Technology Product, the parties shall negotiate in good faith an imputed bona fide list for such Agreement Product or Transferred Technology Product.

     1.26 "OPTIMIZED LEAD COMPOUND" shall be deemed to have been identified at such time as Pharmacopeia or Organon, its Affiliates, Sublicensees or designees determines that an In Vitro Lead or other Agreement Compound displays activity in a relevant animal model (i) as set forth in the Research Plan with respect to a particular molecular target in the Field, or (ii) as otherwise agreed by the parties with respect to targets outside the Field.

     1.27 "ORGANON TECHNOLOGY" shall mean Organon Patent Rights and Organon Know-How.

          1.27.1 "ORGANON PATENT RIGHTS" shall mean any patent application or patent owned or controlled, in whole or in part, by Organon or its Affiliates at any time during the term of this Agreement that claims the synthesis, composition-of-matter or method of use of a Library Compound or Agreement Compound, as well as any divisions, continuations, continuations-in-part, reissues, reexaminations, extensions or other governmental actions which extend any of the subject matter of such patent, and any substitutions, confirmations, registrations, or revalidations of any of the foregoing.

          1.27.2 "ORGANON KNOW-HOW" shall mean all ideas, inventions, data, instructions, processes, formulas, expert opinions and information, including, without limitation, assay know-how, structure-activity relationships, and other biological, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical, clinical, safety, manufacturing and quality control data and information, existing as of the Effective Date or developed by Organon or jointly with Pharmacopeia during the Research Program Term, owned or controlled in whole or in part by Organon, by license, assignment or otherwise, in each case, which is necessary for the development, manufacture, use, sale or commercialization of Agreement Compounds and Agreement Products, in each case, to the extent Organon has the right to license or sublicense the same, and subject to any limitations or prohibitions of any license or sublicense. Excluded from Organon Know-How are any inventions otherwise included in the definition of Organon Patent Rights in this Agreement.

     1.28 "ORGANON UNNAMED TARGET COMPOUND" or "OUT COMPOUND" shall mean a Library Compound or Derivative Compound identified by Organon or its Affiliates or Sublicensees as having activity against any target outside the Field. However, OUT Compounds shall not include any Research Compound even if it has activity outside the Field.


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     1.29  "ORGANON UNNAMED TARGET PRODUCT" or "OUT PRODUCT" shall mean any product containing an OUT Compound.

     1.30 "PHASE I", "PHASE II", and "PHASE III" shall mean Phase I (or Phase I/II), Phase II (or Phase II/III), and Phase III clinical trials, respectively, in each case as prescribed by applicable FDA IND Regulations, or any corresponding foreign statutes, rules or regulations.

     1.31  "RESEARCH COMMITTEE" or "RC" shall have the meaning set forth in
Section 3.1 below.

     1.32 "RESEARCH COMPOUND" shall mean any Active Compound or Derivative Compound which demonstrates activity in the Field.

     1.33 "RESEARCH PLAN" shall mean the written overall plan (a copy of which is attached hereto as Exhibit A) for the research the parties will conduct in the Field during the Research Program Term.

     1.34 "RESEARCH PRODUCT" shall mean any product containing a Research Compound.

     1.35 "RESEARCH PROGRAM" shall comprise the activities described in Article 2 hereof.

     1.36 "RESEARCH PROGRAM TERM" shall mean the period commencing on February 1, 1996, when Pharmacopeia began research under the Research Plan, and terminating on the third anniversary of the Effective Date, unless extended pursuant to Section 2.3 hereof.

     1.37   [***]

     1.38 "SUBLICENSEE" shall mean, with respect to a particular Agreement Product, a third party to whom Organon has granted a license or sublicense under the Licensed Technology to make, have made, use and/or sell such Agreement Product. As used in this Agreement, "Sublicensee" shall also include a third party to whom Organon has granted the right to distribute such Agreement Product, provided that such third party has the primary responsibility for marketing and promotion, at its expense, of such Agreement Product within the field or territory for which such distribution rights are granted, which marketing and promotional activities are not subsidized directly or indirectly by Organon.

     1.39 "SUBLICENSE INCOME" shall mean the gross amount of any royalty, lump sum or other payment or other consideration actually received from a Sublicensee, whether directly or indirectly, and without any deduction of any kind.

     1.40  "SUPERVISORY COMMITTEE" or "SC" shall have the meaning set forth in
Section 3.4 below.

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     1.41  "SUBSTITUTE FIELD" shall have the meaning set forth in Section
2.4.1(a) below.

     1.42 "TRANSFERRED TECHNOLOGY PRODUCT" shall mean any product other than an Agreement Product that is based upon a compound (that is not an Agreement Compound) which is conceived or discovered using the Transferred Technology.

     1.43 "TRANSFERRED TECHNOLOGY" shall mean Pharmacopeia's proprietary technology relating to solid phase organic chemistry synthesis and screening of Libraries that the parties agree shall be transferred to Organon pursuant to the terms of this Agreement. The parties agree that the Transferred Technology shall be sufficient to enable Organon to synthesize and screen the Focused Libraries and Targeted Libraries. The Transferred Technology shall not include any information relating to the Excluded Technology or any technology proprietary to third parties.

     1.44 "UNRESOLVED DISPUTE" shall mean a dispute or disagreement that has arisen between the parties in connection with the validity, construction, meaning, enforceability, or performance of this Agreement or in connection with any aspect of the arrangements under this Agreement, that has been submitted for resolution to the RC, SC, and to the senior officers of each party in accordance with Section 3.7 hereof, and remains unresolved after taking such steps.


                                    ARTICLE 2
                                RESEARCH PROGRAM

     2.1 RESEARCH PROGRAM ACTIVITIES. Subject to the terms and conditions set forth herein, the parties shall conduct research under the Research Plan with the goal of identifying Optimized Lead Compounds that may be developed into Research Products.

          2.1.1  PHARMACOPEIA RESPONSIBILITIES.

               (a) During the Research Program Term, Pharmacopeia shall use commercially reasonable efforts to provide Organon with In Vitro Leads.

               (b) During the Research Program Term, Pharmacopeia shall keep the RC fully informed of its activities in the Field including, without limitation, by providing the RC with data and information regarding Libraries, Research Compounds, and structures thereof, and biological assays developed by Pharmacopeia relating to the Field; provided, however, that the foregoing shall not require Pharmacopeia to make any disclosure which would entail a breach of any of its bona fide obligations to third parties to keep such information confidential.

               (c) During the Research Program Term, Pharmacopeia will provide an average of [***] appropriately skilled, full-time equivalent ("FTE") research positions to conduct research under the Research Plan, or such greater number of FTE positions as may be agreed

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pursuant to Section 2.4.2 below.  Some, but not all, of the FTEs will be at the
Ph.D. level.   The parties agree that all work by Pharmacopeia FTEs prior to the
Effective Date shall be creditable against its obligations hereunder.

               (d) Pharmacopeia shall use its best efforts to fill all [***] FTE positions prior to the date that is the later of (i) ninety (90) days after the date of the last of the parties' signatures to a term sheet describing the parties' intention to enter into this Agreement or (ii) thirty (30) days after the Effective Date.

          2.1.2  ORGANON RESPONSIBILITIES.

               (a) Organon shall use commercially reasonable efforts to provide Pharmacopeia with support and assistance useful or necessary for the conduct of research under the Research Plan, including, but not limited to, providing chemical and biological reagents, assay know-how, and structure-activity relationships.

               (b) During the Research Program Term, Organon shall keep the RC fully informed of its activities in the Field by providing the RC with data and information regarding Research Compounds or other low molecular weight compounds with activity in the Field, and structures thereof, and [***] assays developed and used by Organon in the Field; provided, however, that the foregoing shall not require Organon to make any disclosure which would entail a breach of any of its bona fide obligations to third parties to keep such information confidential.

               (c) During and following the Research Program Term, Organon shall use commercially reasonable efforts to optimize In Vitro Leads in order to develop Optimized Lead Compounds.

     2.2 RESEARCH PLAN. The parties hereby agree that the Research Program shall be carried out in accordance with the Research Plan. The RC shall review the Research Plan on an ongoing basis and may revise the Research Plan annually or as necessary by agreement of the RC; provided, however, the Research Plan shall only be revised with the unanimous agreement of the RC.

     2.3 OPTION TO EXTEND THE RESEARCH PROGRAM TERM. Organon shall have the right to extend the term of the Research Program for up to two successive one
(1) year terms. To extend the Research Program Term, Organon must notify Pharmacopeia in writing, in each case no later than six (6) months prior to the then current expiration date for the Research Program Term. If Organon so notifies Pharmacopeia, the parties shall negotiate in good faith the duration of any such extension and/or the number of FTEs to be funded, with the proviso that such funding will be at [***] per FTE per annum, CPI-Adjusted to the date on which each extension of the Research Program Term commences.

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     2.4  OPTIONS TO SUBSTITUTE FIELD OR EXPAND EXISTING RESEARCH PROGRAM.

          2.4.1 OPTION TO SUBSTITUTE FIELD. During the Research Program Term, but after the first anniversary of the Effective Date, or earlier with the consent of the SC, Organon shall have the option of discontinuing the activities of the Research Program with respect to the Field, and redirecting the Research Program towards another mutually agreed molecular target or targets.

               (a) EXERCISE OF OPTION. To exercise such option, Organon shall provide Pharmacopeia with three (3) months prior written notice (i) that Organon desires to drop the Field from the Research Program, and (ii) of the identity of the new molecular target or targets that Organon wishes to pursue. The SC shall promptly meet thereafter to discuss and agree on: (i) the substitute molecular target or targets, (ii) a definition of a substitute field (the "Substitute Field") encompassing such substitute molecular target or targets and commensurate in scope with the initial definition of the Field, (iii) the objectives of the Research Program, and (iv) the manpower allocations for the new Research Program.

               (b) AGREEMENT AMENDMENTS. The parties hereby agree that compounds with activity against a substitute molecular target or targets and in the Substitute Field agreed pursuant to Section 2.4.1 (a) above, and products based thereon, shall be Agreement Compounds and Agreement Products, respectively, for all purposes of this Agreement. Compounds and products with activity in the Substitute Field shall be subject to all the provisions of this Agreement which apply with respect to Agreement Compounds and Agreement Products and related Libraries in the initial Field MUTATIS MUTANDIS. In each case, any necessary conforming Agreement amendment shall be promptly completed and executed by the parties.

               (c) CONTINUED OBLIGATIONS. In the event that Organon drops a target from the Research Program and directly or indirectly continues the development or commercialization of an Agreement Compound or an Agreement Product directed to such target, Organon's rights and obligations hereunder shall remain in full force and effect, subject to the terms and conditions of this Agreement.

          2.4.2 OPTION TO EXPAND EXISTING RESEARCH PROGRAM. During the Research Program Term, except during the second one (1) year extension thereof (if any), Organon shall also have the option to expand Pharmacopeia's commitment of manpower to the existing Research Program by up to [***] FTEs.
Pharmacopeia's standard reimbursement rate for such will be [***] per FTE per annum, CPI-Adjusted. To exercise such option, Organon shall provide Pharmacopeia with three (3) months' prior written notice of the desired expansion, and Pharmacopeia agrees to use commercially reasonable efforts to expand the Research Program within such three (3) month period. Organon hereby agrees to pay Pharmacopeia per annum, pro rated, the amounts for each FTE research position added by Pharmacopeia pursuant to this Section 2.4.2.

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          2.4.3  CORRESPONDING RESEARCH PLAN REVISIONS.  The RC shall promptly meet after any adoption of a Substitute Field pursuant to Section 2.4.1 or expansion of the Research Program pursuant to Section 2.4.2 to revise the Research Plan to take account of the Substitute Field, the additional manpower, and the additional amounts which Organon shall pay to Pharmacopeia for the conduct of such further activities in accordance with Section 2.4.4 and Section
2.6 hereof.

          2.4.4 ADDITIONAL EXPENSES. In the event that pursuing a Substitute Field pursuant to Section 2.4.1 hereof will require Pharmacopeia to incur unanticipated additional out-of-pocket expenses in connection with the Research Program, the parties shall agree on the additional monies which shall be paid to Pharmacopeia by Organon therefor. In addition, Organon shall pay to Pharmacopeia all reasonable direct and indirect expenses incurred by Pharmacopeia in connection with the reassignment of personnel with respect to pursuing such Substitute Field.

     2.5 LICENSE COSTS. In the event that it is necessary for Pharmacopeia to acquire any third party licenses for the conduct of the Research Program specifically in the Field, Organon shall be responsible for the payment of any amounts due to third parties pursuant to such license(s). During the Research Program Term, prior to entering any such license Pharmacopeia shall notify Organon of Pharmacopeia's interest in acquiring each such license and the reason therefor. Within thirty (30) days of its receipt of such notice, Organon shall notify Pharmacopeia whether it wishes Pharmacopeia to acquire such a license.
In the event that Organon declines to pay the costs associated with such a license, Pharmacopeia shall have no obligation to acquire such a license, and shall have no liability pursuant to this Agreement for not acquiring such a license or declining to pursue any research in connection with the Research Program which would utilize such third party intellectual property or technology. Notwithstanding the above, it is understood that Pharmacopeia shall be responsible for all payments due under the Columbia License and for any other intellectual property or technology required for the encoding or decoding of Library Compounds by Pharmacopeia in the course of the Research Program, in accordance with the terms of this Agreement, and during the Research Program Term.

     2.6 EQUIPMENT. It is understood by the parties that Pharmacopeia will be the owner of all capital equipment purchased by Pharmacopeia in connection with the Research Program, whether or not separately identified in the Research Plan. It is further understood that Organon may loan Pharmacopeia, from time to time as the parties agree, certain capital equipment to be used in the Research Program at Pharmacopeia's facility.

     2.7  TECHNOLOGY TRANSFER.

          2.7.1 TECHNOLOGY. Subject to all the terms and conditions of this Agreement, including but not limited to the payment of the first installment of the Technology Transfer Fee as specified in Section 7.3 hereof, and only after the Effective Date and during the Research Program Term, Pharmacopeia shall transfer to Organon the Transferred Technology in sufficient detail and/or tangible form to allow Organon to practice such Transferred Technology. All Transferred Technology provided to Organon shall be documented and recorded in a mutually agreed upon


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form, within a reasonable time after transfer.  A copy of the agreed upon record shall be held by each party. The Transferred Technology is licensed to Organon and not sold. Organon shall have no rights to the Transferred Technology except for those expressly granted under Section 6.11 hereunder. Use of the Transferred Technology and the commercialization of compounds conceived or discovered using the Transferred Technology shall be subject to all of the payment obligations set forth in Article 7 hereof.

          2.7.2 OBLIGATIONS IN RELATION TO TRANSFERRED TECHNOLOGY. All Transferred Technology is Confidential Information of Pharmacopeia and Organon shall maintain the Transferred Technology in confidence in accordance with the provisions of Article 11 hereof.

     2.8  RECORDS; INSPECTION.

               (a) RESEARCH PROGRAM. Pharmacopeia and Organon and its Affiliates shall maintain records of the Research Program (or cause such records to be maintained) in sufficient detail and in good scientific manner as will properly reflect all work done and results achieved in the performance of the Research Program (including all data in the form required under any applicable governmental regulations and as directed by the RC). Each party shall allow the other to have reasonable access to all pertinent materials and data generated by or on behalf of such party with respect to each Research Compound in connection with the Research Program, as set forth in the Research Plan. It is understood that Pharmacopeia shall have no obligation to disclose to Organon any confidential information relating to the Excluded Technology.

               (b) RESEARCH PROGRAM EXPENDITURES. Pharmacopeia shall keep complete, true and accurate books of account and records of the amounts it expends in connection with the performance of the Research Program. Such books and records shall be kept at the principal place of business of Pharmacopeia for at least three (3) years following the end of the Research Program Term. Such records will be open for inspection during such three (3) year period by a representative or agent of Organon, at Organon's expense, for the purpose of verifying the amounts expended in connection with the Research Program as reported by Pharmacopeia pursuant to Section 7.1.5 hereof. Such inspections may be made no more than once each calendar year, at reasonable times and on reasonable notice. The representative or agent of Organon shall sign a customary confidentiality agreement as a condition precedent to such inspection and shall report to Organon only whether any discrepancy has been identified with respect to Research Program expenditures reported by Pharmacopeia pursuant to Section 7.1.5 hereof.

     2.9 POST-RESEARCH PROGRAM TERM ACTIVITIES. Organon shall, at Organon's or its Affiliates' or Sublicensees' expense, be responsible for conducting all development of Agreement Compounds and Agreement Products following the Research Program Term, and all commercialization of Agreement Products to which Organon retains rights under this Agreement.

     2.10 POST-RESEARCH PROGRAM TERM REPORTS. Following the Research Program Term, Organon shall provide Pharmacopeia with written semi-annual reports within forty-five (45) days of the end of each six (6) month period providing at least the following information regarding the


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

status of all Agreement Compounds and the identity and status of all Transferred Technology Products: (i) description of the status of the research and development activities conducted with respect to each Agreement Compound and Transferred Technology Product; and (ii) the status of the prosecution of all patent applications claiming Agreement Compounds. Reports on the development status of OUT Compounds shall be on a coded target basis to preserve the secrecy of the targets. All reports pursuant to this Section
2.10 shall contain sufficient information to allow Pharmacopeia to monitor Organon's compliance with this Agreement including, without limitation, Organon's obligations with respect to Due Diligence and the accomplishment of the milestones set forth in Section 7.2 below. Organon shall keep Pharmacopeia apprised of the status of the pre-clinical, clinical and commercial development of each Agreement Product and Transferred Technology Product by semi-annually providing Pharmacopeia with a written report detailing such activities with respect to each applicable Agreement Product and Transferred Technology Product during the term of this Agreement, until first commercial introduction of such Agreement Product or Transferred Technology Product by or on behalf of Organon. All reports and information provided under this Section 2.10 shall be deemed Confidential Information of Organon, and Pharmacopeia shall maintain such reports and information in confidence in accordance with the provisions of Article 11 hereof.

     2.11 EXCLUDED PRODUCTS. [***] with respect to each Excluded Product, Organon shall notify Pharmacopeia [***] and provide a description of why such Excluded Product is not an Agreement Product hereunder. If a dispute arises between the parties which the parties are unable to resolve regarding whether or not a product is an Excluded Product, the dispute shall be settled by binding arbitration pursuant to Article 14 herein.


                                    ARTICLE 3
                                   MANAGEMENT

     3.1 RESEARCH COMMITTEE. Organon and Pharmacopeia will establish a Research Committee ("RC") to oversee, review and coordinate the day-to-day conduct of the research with respect to each target in the Field under the Research Plan, and provide advice regarding prosecution of patent applications within the Joint Inventions (as hereinafter defined in Article 10).

     3.2 MEMBERSHIP OF RC. The RC shall be comprised of an equal number of representatives from each of Organon and Pharmacopeia. Each party's representatives shall be selected solely by that party, but must be appropriately technically qualified. The initial representatives of each party on the RC with respect to each target in the Field are listed on Exhibit B attached hereto. Pharmacopeia and Organon may replace their respective RC representatives at any time, upon written notice to the other party. The RC shall be chaired as agreed by the parties. From time to time, the RC may establish subcommittees to oversee particular projects or activities, and such subcommittees will be constituted as the RC agrees.

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     3.3  RC MEETINGS.  During the Research Program Term, the RC shall meet four
(4) times per year at regular intervals, or more often as agreed by the parties, at such locations and times as the parties agree. At such meetings, the RC will formulate and review the Research Program objectives, monitor the progress of the Research Program toward those objectives, and take such other actions as may be specified under this Agreement or as the parties deem appropriate. With the consent of the parties, other representatives of Pharmacopeia or Organon or its Affiliates or Sublicensees may attend RC meetings as nonvoting observers. Each party shall be responsible for all of its own expenses in connection with the RC.

     3.4 SUPERVISORY COMMITTEE. Organon and Pharmacopeia will also establish a Supervisory Committee ("SC") to supervise the overall progress, direction and administration of the Research Program.

     3.5 MEMBERSHIP OF THE SC. The SC shall be comprised of six (6) members. Organon and Pharmacopeia shall each have three (3) representatives on the SC, who shall include appropriate representation from such party's research and development management. The initial representatives of each party on the SC are listed on Exhibit C attached hereto. Pharmacopeia and Organon may replace their respective SC representatives at any time, upon written notice to the other party. The Supervisory Committee shall be chaired as agreed between the parties.

     3.6 SC MEETINGS. During the Research Program Term, the SC shall meet semi-annually, or on an as-needed basis, at such locations and times as the parties agree. Each party shall be responsible for its own expenses in connection with the SC. The first meeting of the SC shall occur approximately six (6) months after the Effective Date, on a specific date and at a location to be mutually agreed by the parties.

     3.7 DECISION MAKING. Decisions of the RC and SC shall be made by majority approval, unless otherwise expressly stated herein. In the event that a decision is not achieved within the SC, the dispute will be referred to Pharmacopeia's President and Chief Scientific Officer (or designee of similar rank) and Organon's Vice President for Research (or designee of similar rank), who shall promptly meet and endeavor to resolve the dispute in a timely manner. In the event such individuals are unable to resolve such dispute, the matter shall be referred to the Chief Executive Officer ("CEO") of Pharmacopeia and the President of Organon, who shall promptly meet and endeavor to resolve the dispute. In the event that the CEO of Pharmacopeia and the President of Organon are unable to resolve such dispute, the dispute shall be deemed an "Unresolved Dispute" and shall be submitted to binding arbitration decision in accordance with Article 14 hereof.


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

                                    ARTICLE 4
                                    SCREENING

     4.1  RESEARCH PROGRAM SCREENING BY PHARMACOPEIA.

          4.1.1 IN-HOUSE LIBRARIES AND CONSORTIUM LIBRARIES. During the Research Program Term, Pharmacopeia shall screen In-House Libraries and Consortium Libraries to identify Active Compounds. Such Active Compounds shall be subject to the exclusivity in favor of Organon set forth in Section 5.1.4 hereof.

          4.1.2 TARGETED LIBRARIES AND FOCUSED LIBRARIES. During the Research Program Term, upon the direction of the RC, Pharmacopeia shall prepare Targeted Libraries and/or Focused Libraries and screen such Libraries in the Field. Such Targeted Libraries and Focused Libraries shall be subject to the exclusivity in favor of Organon set forth in Section 5.1.3 hereof.

     4.2  ORGANON SCREENING.

          4.2.1 SCREENING OF FOCUSED LIBRARIES OR TARGETED LIBRARIES AT ORGANON OUTSIDE THE FIELD. During the Research Program Term and for [***] thereafter, Organon may provide notice to Pharmacopeia that Organon wishes to obtain one or more samplings of a particular Targeted Library or Focused Library for screening at Organon outside the Field. If such Library is technically compatible with the 96-well, microtiter plate format and Pharmacopeia's production processes, as reasonably determined by Pharmacopeia, Pharmacopeia will deliver plates containing such sampling to Organon as soon as practicable after such receipt of Organon's request in writing. Organon shall pay Pharmacopeia [***] for each sampling of [***] randomly chosen compounds from a particular Library, as described in greater detail in Exhibit D attached hereto. Pharmacopeia shall invoice Organon for such costs, and Organon shall pay such invoice within thirty
(30) days of receipt. Pharmacopeia's prior written consent is required if any screening pursuant to this Section 4.2.1 is to be performed by any entity other than Organon or its Affiliates, including, without limitation, by any Sublicensee.

          4.2.2 REARRAYS AND DECODES. Subject to Section 4.2.3 hereof, at Organon's request, Pharmacopeia will rearray, [***] to [***] wells and decode up to [***] active structures per Library sampling provided to Organon pursuant to
Section 4.2.1 hereof. Pharmacopeia will perform additional decodes and rearrays at a cost of [***] per additional rearray and [***] per additional structure decoded.

          4.2.3 TARGETED LIBRARY AND FOCUSED LIBRARY DECODES. It is understood that, after Organon has screened a sampling of a Targeted Library or Focused Library against Organon unnamed targets outside the Field pursuant to Section
4.2.1 hereof, Organon may request decoding of a Library Compound from such sampling in accordance with Section 4.2.2 hereof and may acquire exclusive rights to OUT Compounds so identified. If, however, upon any such

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decoding after the end of the applicable exclusivity period set forth in
Section 5.1.3 hereof, Pharmacopeia recognizes that such Library Compound previously was included in an internal Pharmacopeia program or that Pharmacopeia previously had granted rights to such Library Compound to a third party, in each case with respect to a target not screened in the course of the Research Program and in each case subject to reasonable verification by a neutral third party acceptable to Pharmacopeia and Organon, Pharmacopeia shall not be obligated to inform Organon of the structure of such Library Compound and shall indicate to Organon that the Library Compound is not available. If Pharmacopeia so identifies a Library Compound with activity against Pharmacopeia targets and such compound has previously been included in an internal Organon program, subject to reasonable verification by a neutral third party acceptable to Pharmacopeia and Organon, such compound shall not be available for Pharmacopeia.

          4.2.4  PRICE ADJUSTMENTS.  The prices quoted in Sections 4.2.1 and
4.2.2 hereof will be upwardly CPI-Adjusted after [***] of the Effective Date.

     4.3 RIGHT TO DESIGNATE OUT COMPOUNDS. Except with regard to Excluded Products, it is understood that Organon may not develop or commercialize any Library Compound, or any Derivative Compound developed from a Library Compound, which has activity outside the Field, unless such Library Compound has been designated as an OUT Compound. Organon shall have the right to designate any Library Compound in a Targeted Library or a Focused Library as an OUT Compound as follows:

          4.3.1 DECODING BY PHARMACOPEIA. At such time as Pharmacopeia has identified to Organon the structure of a Library Compound with activity in a particular biological assay outside the Field following a request for decoding of such Library Compound by Organon, that compound shall automatically be designated an OUT Compound.

          4.3.2 IDENTIFICATION BY ORGANON. In the event that Organon identifies, without decoding by Pharmacopeia pursuant to Section 4.2.2 above, a particular Library Compound with activity outside the Field, Organon shall give Pharmacopeia prompt written notice identifying such Library Compound, the date upon which Organon first identified the structure of the Library Compound, and indicating that the Library Compound has activity outside the Field. Such Library Compound shall be automatically designated an OUT Compound as of the date Organon first identified the structure of the Library Compound.

          4.3.3 DESIGNATION DATE. The Designation Date with respect to a particular OUT Compound shall be the date (i) Pharmacopeia identifies the structure of a Library Compound pursuant to Section 4.3.1 above, or (ii) Organon identifies the structure of a Library Compound pursuant to Section 4.3.2 above.

     4.4 PHYSICAL OWNERSHIP OF LIBRARIES. Pharmacopeia shall retain ownership of the tangible property embodied in all Libraries and all the Library Compounds therein. It is understood that

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Organon shall have ownership of certain intellectual property rights, as well as certain license rights, with respect to certain Library Compounds under this Agreement, including rights under Article 10.


                                    ARTICLE 5
                                   EXCLUSIVITY

     5.1  EXCLUSIVITY PERIODS.

          5.1.1 FIELD EXCLUSIVITY. Until the earlier of (a) [***] after the termination of the Research Program Term, if such termination occurs before [***] of the Effective Date, or (b) [***] after the end of the Research Program Term, Pharmacopeia will not (i) knowingly make compounds or combinatorial libraries for any third person or entity specifically for screening any target in the Field actually screened in the Research Program, (ii) perform contract screening for any third person or entity with respect to any target in the Field actually screened in the Research Program, or (iii) perform for its own account any screening with respect to any target in the Field actually screened in the Research Program. Organon understands that in the ordinary course of its business Pharmacopeia provides libraries to third parties for screening against unidentified targets.

          5.1.2 IN-HOUSE LIBRARIES AND CONSORTIUM LIBRARIES. There shall be no exclusivity period in favor of Organon in relation to In-House Libraries or Consortium Libraries except that (a) Active Compounds identified from In-House or Consortium Libraries shall be subject to the exclusivity period set forth in
Section 5.1.4 below, and (b) use of the In-House Libraries and Consortium Libraries in the Field shall be subject to the exclusivity period set forth in
Section 5.1.1 above. Organon acknowledges that the In-House Libraries and Consortium Libraries are regularly used by Pharmacopeia and may have been or may be provided to third parties for screening, and that Pharmacopeia can screen the In-House Libraries and Consortium Libraries outside the Field, during the Research Program Term or thereafter.

          5.1.3 FOCUSED LIBRARIES AND TARGETED LIBRARIES EXCLUSIVITY. Subject to the terms and conditions of this Agreement, Organon's rights to each Focused Library and Targeted Library shall be exclusive (even as to Pharmacopeia) until the date [***] after the date of delivery of a written report from Pharmacopeia to Organon identifying Active Compounds contained within such Library. During such exclusivity period, Pharmacopeia will not provide to any third person or entity any compound contained in such Focused Library or Targeted Library. After such exclusivity period, Pharmacopeia and Organon shall have co-exclusive rights to the applicable Focused Library or Targeted Library, as set forth in
Section 5.2 hereof.

          5.1.4 ACTIVE COMPOUNDS EXCLUSIVITY. Subject to the terms and conditions of this Agreement, Organon's rights to develop and commercialize each Active Compound shall be

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exclusive (even as to Pharmacopeia) for as long as Organon continues to develop and commercialize such Active Compound with Due Diligence. Such exclusivity in relation to Active Compounds shall apply regardless of whether the Active Compound is identified from an In-House Library, a Consortium Library, a Focused Library or a Targeted Library.

     5.2 EFFECT OF EXPIRATION OF EXCLUSIVITY PERIODS FOR TARGETED LIBRARIES AND FOCUSED LIBRARIES. After the expiration of the applicable exclusivity period of a Targeted Library or Focused Library as set forth in Section 5.1.3 above, Pharmacopeia and Organon shall have co-exclusive rights to such Library, meaning that either party may use the Targeted Library or Focused Library, subject to all the terms and conditions of this Agreement. In the event that either party or an Affiliate or authorized third party identifies a Library Compound with activity outside the Field from a Targeted Library or Focused Library after such Library has become co-exclusive pursuant to this Section 5.2, subject to
Section 4.2.3 hereof, the party that so identifies such Library Compound may acquire exclusive rights to such Library Compound through seeking patent protection or other forms of intellectual property protection.

     5.3 EFFECT OF LOSS OF EXCLUSIVITY TO ACTIVE COMPOUNDS. In the event that Organon loses its exclusive rights in relation to an Active Compound because it has failed to develop and commercialize such Active Compound with Due Diligence, the license back to Pharmacopeia set forth in Section 9.2 hereof shall become effective in relation to such Active Compound.


                                    ARTICLE 6
                                    LICENSES

     6.1 LICENSE TO ORGANON. Subject to the terms and conditions of this Agreement and the Columbia License, Pharmacopeia hereby grants to Organon a worldwide, exclusive license under the applicable Licensed Technology to make, have made and use Agreement Compounds, and make, have made, use and sell Agreement Products and Transferred Technology Products.

     6.2 TERM FOR RESEARCH COMPOUNDS AND RESEARCH PRODUCTS. As long as Organon or its Affiliate or Sublicensee pursues the development and marketing of a Research Compound or Research Product other than an Excluded Product with Due Diligence, exclusivity and the license with respect to all Research Compounds having activity against the same molecular target in the Field are hereby automatically extended.

     6.3 TERM FOR OUT COMPOUNDS AND OUT PRODUCTS. The initial term of any license with respect to a particular OUT Compound shall commence on the Designation Date for that OUT Compound and shall remain in effect until [***] of such Designation Date. Such license shall automatically expire on such [***] unless Organon or its Affiliate or Sublicensee has achieved the milestone shown in Table 6.3 below during the [***] period and paid the corresponding milestone payment due under Section 7.2.2 or made the payment specified in Section 6.4 hereof. In the

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event such milestone is met and such payment is made, the term of the license to all OUT Compounds active against the same molecular target shall automatically extend until the expiration of the next applicable cumulative time period shown in Table 6.3 below. If during each subsequent cumulative time period Organon achieves the applicable milestone and pays the corresponding milestone payment, the license term shall automatically extend until the expiration of the next cumulative time period shown in Table 6.3 below.

                                    TABLE 6.3

- ------------------------------------------------------------------------------
CUMULATIVE TIME PERIOD        MILESTONE TO BE COMPLETED WITHIN CUMULATIVE TIME
                              PERIOD
- ------------------------------------------------------------------------------
[***] after Designation Date  Optimized Lead Compound identified
- ------------------------------------------------------------------------------
[***] after Designation Date  Development Candidate declaration
- ------------------------------------------------------------------------------
[***] after Designation Date  Filing of IND
- ------------------------------------------------------------------------------
[***] after Designation Date  Initiation of Phase III clinical trials in any country
- ------------------------------------------------------------------------------
[***] after Designation Date  Filing of NDA (or equivalent) in any Major Country
- ------------------------------------------------------------------------------
[***] after Designation Date  First Approval of NDA (or equivalent) in any Major
                              Country
- ------------------------------------------------------------------------------


     6.4 LICENSE MAINTENANCE PAYMENTS. Notwithstanding Section 6.3 above, in the event that Organon fails to achieve any particular milestone above within the applicable cumulative time period specified in Section 6.3 for such milestone, Organon may maintain and extend its license on a target-by-target basis, with respect to the set of OUT Compounds active against the same molecular target, until the expiration of the next applicable cumulative time period specified in Section 6.3 above, by paying to Pharmacopeia [***] of the applicable milestone payment due pursuant to Section 7.2.2 on or before the expiration of the current cumulative time period. Such license maintenance payment shall be fully creditable against the milestone payment due upon actual accomplishment of such milestone. Such maintenance payments shall not affect the cumulative time period within which the next milestone must be completed.

     6.5 RESEARCH LICENSE. Notwithstanding Section 6.1 above, Pharmacopeia shall retain the right under the Licensed Technology to make, have made and use Library Compounds for its own research purposes (i.e., to develop, improve and validate its technology and intellectual property). Organon hereby grants to Pharmacopeia a non-exclusive, royalty-free license to make and use Library Compounds solely for such research purposes. Pharmacopeia agrees to use reasonable efforts not to conduct research pursuant to this Section which would jeopardize the commercial or research value of the Research Program.

     6.6 SUBLICENSES. Subject to the terms and conditions of this Agreement, Organon shall have the right to sublicense the rights granted in Section 6.1 above, subject to the prior consent of Pharmacopeia, such consent not to be unreasonably withheld. Each such sublicense shall be consistent with all the terms and conditions of this Agreement. Organon shall remain responsible to Pharmacopeia for all of such Sublicensee's applicable financial and other
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sublicense.  Each sublicense shall provide for its continuation following early termination of the license rights of Organon hereunder and, except in the case of Excluded Products, its assignment to Pharmacopeia.

     6.7 DIRECT AFFILIATE LICENSES. Whenever Organon shall reasonably demonstrate to Pharmacopeia that, in order to facilitate direct royalty payments by an Affiliate, it is desirable that a separate license agreement be entered into between Pharmacopeia and such Affiliate, Pharmacopeia will grant such licenses directly to such Affiliate by means of an agreement which shall be consistent with all of the provisions hereof, and Organon shall guarantee the Affiliate's obligations thereunder and otherwise provide to Pharmacopeia assurances of performance satisfactory to Pharmacopeia. Organon shall reimburse Pharmacopeia for its reasonable attorneys' fees and costs incurred in connection with any such separate license agreement.

     6.8  THIRD PARTY RIGHTS.

          6.8.1 OVERLAPPING RIGHTS. It is understood that Pharmacopeia is in the business of providing combinatorial libraries to third parties, and that Pharmacopeia will grant such third parties rights after the Effective Date to acquire licenses for compounds derived from such libraries similar to Organon's rights under this Article 6. Notwithstanding the licenses granted to Organon above, it is possible that a third party may acquire rights from Pharmacopeia with respect to one or more compounds of which Pharmacopeia is a sole or joint owner. Accordingly, Pharmacopeia's grant of rights in this Article 6 is limited to the extent that (i) a third party (either alone or jointly with Pharmacopeia) has filed a patent application with respect to such a compound prior to the filing by Organon (either alone or jointly with Pharmacopeia) of a patent application with respect to such a compound, or (ii) subject to reasonable verification by a neutral third party acceptable to Pharmacopeia and Organon, Pharmacopeia has previously granted a third party a license or other rights with respect to such a compound, and subject to any such grant of rights to a third party.

          6.8.2 NO LIABILITY. It is understood and agreed that even if Pharmacopeia complies with its obligations under this Agreement, compounds provided to third parties in the course of Pharmacopeia's other business activities may result in third party patent applications and patents, including patent applications and patents owned by such third parties, or owned jointly by Pharmacopeia and such third parties, which could conflict with patent applications and patents owned by Organon, or jointly owned by Organon and Pharmacopeia hereunder. Pharmacopeia will use its reasonable efforts to avoid such conflict but, absent Pharmacopeia's material breach of Article 5 or Article 12 hereof, shall have no liability under this Agreement with respect to any such conflict.

     6.9 COLUMBIA SUBLICENSE. Subject to the terms and conditions of this Agreement and the Columbia License, if necessary Pharmacopeia will grant to Organon and directly to its Affiliates and Sublicensees a nonexclusive, worldwide sublicense, without the right to further sublicense, under the Columbia License, to make, have made and use Agreement Compounds and make, have


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

made, use and sell Agreement Products. It is understood and agreed that such sublicenses do not include the right to create, make or have made encoded combinatorial libraries, tags, markers or other encoding compositions, or use methods or processes relating to encoded combinatorial libraries, tags, markers, or other encoding compositions.

     6.10 PHARMACOPEIA RESEARCH PROGRAM. Pharmacopeia shall have the nonexclusive right to use during the Research Program intellectual property of Organon, such as reagents, as reasonably necessary to assay compounds in Libraries for activity in the Field. Organon shall be responsible for the payment of all amounts due third parties for Pharmacopeia's use of such intellectual property in connection with the Research Program. As a condition precedent to such use Pharmacopeia will execute any consents or sublicenses required by any of Organon licensors; provided, Pharmacopeia shall not be required to execute any unreasonable consents or licenses and will not be in breach of this Agreement for failure to do so.

     6.11 TRANSFERRED TECHNOLOGY LICENSE. Subject to the terms and conditions of this Agreement, Pharmacopeia hereby grants to Organon a worldwide, nonexclusive, royalty-bearing license, without the right to grant sublicenses, to use for all purposes all information and materials transferred to Organon as part of the Transferred Technology pursuant to Section 2.7 above, including but not limited to, screening of Libraries puruant to Section 4.2.1 and synthesis and screening of Libraries in any Substitute Field.

     6.12 NO PRODUCTS OTHER THAN AGREEMENT PRODUCTS. Except as otherwise agreed or specifically provided in the terms of this Agreement, neither Organon nor its Affiliates nor Sublicensees shall commercialize any Library Compound or Agreement Compound, other than as an Agreement Product in accordance with this Agreement.


                                   ARTICLE 7
                                   PAYMENTS

     7.1  RESEARCH FUNDING.

          7.1.1 RESEARCH PROGRAM PAYMENTS. Organon agrees to pay to Pharmacopeia research funding during the Research Program Term, in the following amounts (unless changed pursuant to Section 2.4 hereof):

                  PERIOD                                 AMOUNT
          -------------------------                      ------
          Year 1                                          [***]
          Year 2                                          [***]
          Year 3                                          [***]
          Total Research Payments                         [***]

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     The above amounts represent Pharmacopeia's current reimbursement rate for [***]. The [***] FTEs are to be provided by Pharmacopeia during Years 1 through 3 at [***] to Organon. If a Substitute Field has been added to the Research Program pursuant to Section 2.4.1, or the Research Program is expanded pursuant to Section 2.4.2, Organon shall pay to Pharmacopeia the additional amounts specified in Section 2.4 when due. If the Research Program is extended pursuant to Section 2.3, Organon shall pay to Pharmacopeia research funding as agreed by the parties for such additional period.


          7.1.2 QUARTERLY PAYMENTS. The amounts to be paid under Sections 2.3, 2.4, and 7.1.1 above with respect to each twelve (12) month period shall be invoiced and paid quarterly in advance, and shall not be creditable against any other amounts due under this Agreement. The initial payment shall be made on the Effective Date, subject to Section 7.1.3 hereof. Subsequent quarterly payments shall be made on or before the first day of each quarter and are non-refundable.

          7.1.3 RESEARCH FUNDING FOR RESEARCH CARRIED OUT BEFORE THE EFFECTIVE DATE. Organon has agreed to pay Pharmacopeia monthly, commencing February 1, 1996, at the rate of [***] per month, for research carried out by Pharmacopeia in furtherance of the Research Program prior to the Effective Date. Such payments are nonrefundable, but shall be credited against the research funding due from Organon for Year 1 pursuant to Section 7.1.1 above.

          7.1.4 NO WITHHOLDING. The amounts paid to Pharmacopeia pursuant to this Section 7.1 are funding for the Research Program and shall be made without withholding for taxes or any other charge.

          7.1.5 REPORTS. Pursuant to Section 2.8(b), Pharmacopeia shall keep records of all expenses incurred in connection with the Research Program, and annually during the Research Program Term, within thirty (30) days following each anniversary of the Effective Date, shall provide Organon with a report describing Pharmacopeia's actual average FTE cost (I.E., its direct and indirect fully burdened costs) during the preceding year, and the number of FTEs utilized in the Research Program during the preceding year.

     7.2  MILESTONE PAYMENTS.

          7.2.1 MILESTONE PAYMENTS FOR RESEARCH COMPOUNDS/RESEARCH PRODUCTS. Organon agrees to pay to Pharmacopeia the amounts set forth in Table 7.2.1 below upon accomplishment by Organon, its Affiliates, Sublicensees or other designees of each of the milestones set forth in Table 7.2.1 for each molecular target within the Field for which a Research Compound has been identified or a Research Product is being developed. If the Research Compound or Research

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Product has activity against a molecular target with respect to which the first Optimized Lead Compound was identified within [***] after [***] of the initiation of research pursuant to the Research Plan against such target, then the higher of the two amounts for the applicable milestone set forth in Table 7.2.1 shall be payable. If the Research Compound or Research Product has activity against a molecular target with respect to which the first Optimized Lead Compound was identified more than [***] after [***] of the initiation of research pursuant to the Research Plan against such target, then the lower of the two amounts for the applicable milestone set forth in Table 7.2.1 shall be payable. Organon shall have no obligation to pay any of the following milestone payments more than one (1) time with respect to a particular molecular target within the Field, regardless of how many Research Compounds are identified or Research Products are commercialized in respect of such target. No milestone payments shall be due to Pharmacopeia in respect of (i) Research Compounds or Research Products having activity against a molecular target with respect to which the first Optimized Lead Compound was identified more than [***] after [***] of the initiation of research pursuant to the Research Plan against such target, or (ii) Excluded Products.

                                   TABLE 7.2.1

- ------------------------------------------------------------------------------
              MILESTONES               FIRST OPTIMIZED LEAD COMPOUND IDENTIFIED
                                                (YEARS AFTER [***] OF
                                        INITIATION OF RESEARCH AGAINST TARGET)
- ------------------------------------------------------------------------------

                                          [***]         [***]         [***]
- ------------------------------------------------------------------------------
 Optimized Lead Compound Identified       [***]         [***]         [***]
- ------------------------------------------------------------------------------
 Development Candidate Declaration        [***]         [***]         [***]
- ------------------------------------------------------------------------------
 Filing of IND                            [***]         [***]         [***]
- ------------------------------------------------------------------------------
 Initiation of Phase III                  [***]         [***]         [***]
- ------------------------------------------------------------------------------
 Filing of NDA (or equivalent) in any     [***]         [***]         [***]
   Major Country
- ------------------------------------------------------------------------------
 First Approval of NDA (or                [***]         [***]         [***]
   equivalent) in any Major Country
- ------------------------------------------------------------------------------
- ------------------------------------------------------------------------------
 Total Payments                           [***]         [***]         [***]
- ------------------------------------------------------------------------------

          7.2.2 MILESTONE PAYMENTS FOR OUT COMPOUNDS/OUT PRODUCTS. Organon agrees to pay to Pharmacopeia the amounts set forth in Table 7.2.2 below upon accomplishment by Organon, its Affiliates, Sublicensees or other designees of each of the milestones set forth in Table 7.2.2 for each molecular target outside the Field for which an OUT Compound has been identified or an OUT Product is being developed; provided, that the OUT Compound or OUT Product has activity against a molecular target with respect to which the first Optimized Lead Compound was

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conceived within [***] after the Designation Date of the first OUT Compound having activity against the same molecular target. Organon shall have no obligation to pay any of the following milestone payments more than one (1) time with respect to a particular molecular target outside the Field, regardless of how many OUT Compounds are identified or OUT Products are commercialized in respect of such target. No milestone payments shall be due to Pharmacopeia in respect of (i) OUT Compounds or OUT Products having activity against a molecular target with respect to which the first Optimized Lead Compound was conceived more than [***] after the Designation Date of the first OUT Compound having activity against the same molecular target or (ii) Excluded Products.

                                   Table 7.2.2


- ------------------------------------------------------------------------------
                                               FIRST OPTIMIZED LEAD COMPOUND
                                             CONCEIVED [***] AFTER DESIGNATION
                MILESTONES                    DATE OF THE FIRST OUT COMPOUND
                                             HAVING ACTIVITY AGAINST THE SAME
                                                     MOLECULAR TARGET
- ------------------------------------------------------------------------------
 Optimized Lead Compound Identified                        [***]
- ------------------------------------------------------------------------------
 Development Candidate Declaration                         [***]
- ------------------------------------------------------------------------------
 Filing of IND                                             [***]
- ------------------------------------------------------------------------------
 Initiation of Phase III                                   [***]
- ------------------------------------------------------------------------------
 Filing of NDA (or equivalent) in any
   Major Country                                           [***]
- ------------------------------------------------------------------------------
 First Approval of NDA (or equivalent) in
   any Major Country                                       [***]
- ------------------------------------------------------------------------------
- ------------------------------------------------------------------------------
 Total Payments                                            [***]
- ------------------------------------------------------------------------------

          7.2.3 PAYMENTS. All payments made to Pharmacopeia by Organon pursuant to this Section 7.2 shall be due within thirty (30) days after the accomplishment of the corresponding milestone and shall be nonrefundable and noncreditable. It is understood that the milestone payments set forth above shall be made on a target-by-target basis, so that if Organon ceases all development of a particular Agreement Compound (or corresponding Agreement Product) after having made payments with respect to such Agreement Compound/Agreement Product under this Section 7.2 on the accomplishment of milestones specified herein, there shall be no payment due upon the accomplishment of those same milestones with respect to a subsequent Agreement Compound/Agreement Product hereunder that is active against the same molecular target. Amounts due with respect to milestones achieved with respect to such subsequent Agreement

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Compound/Agreement Product which were not previously paid with respect to an earlier Agreement Compound/Agreement Product shall be paid pursuant to this
Section 7.2.

     7.3 TECHNOLOGY TRANSFER FEE. Organon shall pay to Pharmacopeia, in consideration of the transfer to Organon by Pharmacopeia of the Transferred Technology in accordance with

[***] Confidential Treatment Requested
Section 2.7 hereof and all the other terms and conditions of this Agreement, the following cash payments, which shall be non-refundable and non-creditable against any other payment due hereunder:

               (a) On the Effective Date, a cash payment in the amount of [***] and

               (b) On [***] of the Effective Date, a second cash payment in the amount of [***].

     7.4  ROYALTIES TO PHARMACOPEIA.

          7.4.1 ROYALTY ON RESEARCH PRODUCTS. Organon shall pay to Pharmacopeia in respect of Net Sales, made by Organon, its Affiliates and Sublicensees of Research Products, the following running royalties:

               (a) [***] of Net Sales of each Research Product having activity against a molecular target with respect to which the first Optimized Lead Compound was identified within [***] after [***] of the initiation of research pursuant to the Research Plan against such molecular target; or

               (b) [***] of Net Sales of each Research Product having activity against a molecular target with respect to which the first Optimized Lead Compound was identified more [***] after [***] of the initiation of research pursuant to the Research Plan against such molecular target.

No royalties shall be payable to Pharmacopeia in respect of (i) Research Products having activity against a molecular target with respect to which the first Optimized Lead Compound was identified more than [***] after [***] of the initiation of research pursuant to the Research Plan against such molecular target or (ii) Excluded Products.

          7.4.2 ROYALTY ON OUT PRODUCTS. Organon shall pay to Pharmacopeia a running royalty of [***] of Net Sales made by Organon, its Affiliates and Sublicensees of each OUT Product having activity against a molecular target with respect to which the first Optimized Lead Compound was conceived within [***] after the Designation Date of the first OUT Compound having activity against the same molecular target.

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          7.4.3  ROYALTY ON TRANSFERRED TECHNOLOGY PRODUCTS.  Organon shall pay to Pharmacopeia in respect of each Transferred Technology Product the following:

               (a) for each Transferred Technology Product that is based upon a compound first conceived or discovered within [***] after the end of the Research Program Term, either [***] of Net Sales by Organon and/or its Affiliates, or (ii) if the Transferred Technology Product is sublicensed, the lesser of (x) [***] of Net Sales by the Sublicensee and (y) [***] of Organon's Sublicense Income, or (iii) if the Transferred Technology Product is commercialized by Organon and/or its Affiliates and sublicensed, then both [***] of Net Sales by Organon and/or its Affiliates and the lesser of (x) [***] of Net Sales by the Sublicensee and (y) [***] of Organon's Sublicense Income, in each case subject to Section 7.4.5 hereof; or

               (b) for each Transferred Technology Product that is based upon a compound first conceived or discovered more [***] after the end of the Research Program Term, either (i) [***] of Net Sales by Organon and/or its Affiliates, or
(ii) if the Transferred Technology Product is sublicensed, the lesser of [***] of Net Sales and [***] of Organon's Sublicense Income, or (iii) if the Transferred Technology Product is commercialized by Organon and/or its Affiliates and sublicensed, then both [***] of Net Sales by Organon and/or its Affiliates and the lesser of (x) [***] of Net Sales by the Sublicensee and (y) [***] of Organon's Sublicense Income, in each case subject to Section 7.4.5 hereof.

No royalties or percentage of Sublicense Income shall be payable to Pharmacopeia in respect of Transferred Technology Products that are based upon a compound first conceived or discovered using the Transferred Technology more than [***] after the end of the Research Program Term.

          7.4.4 TRADE SECRET ROYALTIES. The parties acknowledge and agree that the principal value contributed by Pharmacopeia is a potential acceleration in time to market, enhanced probability of success and the potential for multiple target leads, and that Pharmacopeia may not own or control patents that cover the manufacture, sale or use of a particular Agreement Product or Transferred Technology Product. Organon acknowledges and agrees that Organon receives value hereunder in obtaining the access to the Libraries, Agreement Compounds and Transferred Technology and, accordingly, Organon shall pay the royalties at the rates specified in this Section 7.4, regardless of whether a Research Product, OUT Product or Transferred Technology Product is covered by a patent application or patent within the Licensed Technology or Organon Technology.

          7.4.5 SINGLE ROYALTY; NONROYALTY SALES. No royalty shall be payable under this Section 7.4 with respect to sales of Research Products, OUT Products or Transferred Technology Products among Organon, its Affiliates and Sublicensees, for purposes of resale. In no event shall


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

(i) more than one royalty or (ii) both royalties and a percentage of Sublicense Income be due hereunder with respect to any particular sale of a Research Product, OUT Product or Transferred Technology Product, even if covered by more than one patent included in the Licensed Technology.

          7.4.6 ROYALTY TERM. Organon's obligation to pay royalties and/or a percentage of Sublicense Income to Pharmacopeia under this Section 7.4 shall continue for each Research Product, OUT Product and Transferred Technology Product, on a country-by-country basis, until the date which is the later of
(i) ten (10) years after the first commercial sale of such Research
Product, OUT Product or Transferred Technology Product in such country by Organon, its Affiliates or Sublicensees, [***] or (ii) the expiration of the last to expire issued patent within the Licensed Technology containing any claim which would be infringed by making, using or selling the applicable product in the applicable country in the absence of the license grants in this Agreement. At the end of such period, Organon shall have a fully paid, non-exclusive, royalty-free license, with the right to sublicense, under any unpatented Licensed Technology to make, have made, use and sell Agreement Products and Transferred Technology Products on a country-by-country and product-by-product basis.

          7.4.7 MARKET CONDITIONS FOR AGREEMENT PRODUCTS. Notwithstanding the above provisions as they relate to Agreement Products, Organon's obligation to pay royalties and/or a percentage of Sublicense Income to Pharmacopeia in a country shall be reduced by [***] if (i) the Agreement Product is not covered by a patent or patent application in such country and (ii) any product of a competitor with activity against the same molecular target as the Agreement Product has a [***] or greater share of the market for products active against the same molecular target in such country, as measured by the aggregate dollar value of sales of all such products in such country, within the preceding twelve month period. Organon shall continue to pay Pharmacopeia royalties on Net Sales of Agreement Products within any given country at the full rates set forth in this Section 7.4, until such time as Organon has determined and confirmed in writing to Pharmacopeia, subject to reasonable verification, that the criteria for reducing the royalty applicable to such Net Sales in such country have been met and that the royalties payable to Pharmacopeia may be reduced by [***]. If after such a determination by Organon, either of the criteria set forth in this
Section 7.4.7 for reducing the royalties due to Pharmacopeia is no longer satisfied, Organon shall promptly notify Pharmacopeia and resume payment of the applicable royalty at its full rate.

     7.5 THIRD PARTY ROYALTIES. Pharmacopeia shall be responsible for all payments due under the Columbia License. Organon shall be responsible for all other payments due to third parties for the manufacture, use, marketing, sale or distribution of Agreement Products or Transferred Technology Products by Organon, its Affiliates or Sublicensees.

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     7.6  ROYALTIES TO ORGANON.  In the event that, after the exclusivity period defined in Section 5.1.3, Pharmacopeia commercializes a Library Compound or Derivative Compound developed from a Focused Library or Targeted Library made in the course of the Research Program, Organon shall receive from Pharmacopeia in respect of any products that result from such Library Compound or Derivative Compound, the following:

               (a) for each such product that is identified within [***] after the date of the expiration of the exclusivity period in respect of the Focused Library or Targeted Library from which the Library Compound or Derivative Compound was developed, either (i) [***] of Net Sales by Pharmacopeia or its Affiliates, or (ii) if the product is sublicensed, the lesser of (x) [***] of Net Sales by the Sublicensee and (y) [***] of Pharmacopeia's Sublicense Income, or (iii) if the product is commercialized by Pharmacopeia and/or its Affiliates and sublicensed, then both [***] of Net Sales by Pharmacopeia and/or its Affiliates and the lesser of (x) [***] of Net Sales by the Sublicensee and (y) [***] of Pharmacopeia's Sublicense Income, in each case subject to Section 7.4.5 hereof; or

               (b) for each such product that is identified more than [***], after the date of the expiration of the exclusivity period in respect of the Focused Library or Targeted Library from which the Library Compound or Derivative Compound was developed, either (i) [***] of Net Sales by Pharmacopeia and/or its Affiliates, or (ii) if the product is sublicensed, the lesser of (x) [***] of Net Sales by the Sublicensee and (y) [***] of Pharmacopeia's Sublicense Income, or (iii) if the product is commercialized by Pharmacopeia and/or its Affiliates and sublicensed, then [***] of Net Sales by Pharmacopeia and/or its Affiliates and the lesser of [***] of Net Sales by the Sublicensee and (y) [***] of Pharmacopeia's Sublicense Income, in each case subject to Section 7.4.5 hereof.

No royalties or percentage of Sublicense Income shall be payable to Organon in respect of products that are first identified more than [***] after the date of the expiration of the exclusivity period in respect of the Focused Library or Targeted Library from which the Library Compound or Derivative Compound was developed.

     7.7 EQUITY INVESTMENT. Simultaneously with the execution of this Agreement, Pharmacopeia and Akzo Nobel (or another Affiliate of Organon) shall execute a Stock Purchase Agreement in the form attached hereto as Exhibit E (the "Stock Purchase Agreement"), providing for equity investments in Pharmacopeia by Akzo Nobel (or another Affiliate of Organon), totalling in the aggregate Eight Million Three Hundred Thirty Thousand Dollars ($8,330,000) in cash (the "Full Equity Payment") for shares of the Common Stock, $0.0001 per share par value ("Common Stock"), of Pharmacopeia, [***].

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                                    ARTICLE 8
                           PAYMENTS; BOOKS AND RECORDS

     8.1 ROYALTY REPORTS AND PAYMENTS TO PHARMACOPEIA. After the first commercial sale of a Research Product, OUT Product or Transferred Technology Product on which royalties are payable by Organon, its Affiliates or Sublicensees hereunder, Organon shall make quarterly written reports to Pharmacopeia within ninety (90) days after the end of each calendar quarter, stating in each such report the number, description, and aggregate Net Sales of each Research Product, OUT Product or Transferred Technology Product sold during the calendar quarter upon which a royalty is payable under Section 7.4 above. Such reports shall also set forth Organon's calculation of the discount applicable, in accordance with Section 1.25 hereof, to the bona fide list price of any Research Products, OUT Products and Transferred Technology Products sold bundled with one or more other products and the number, description and aggregate Net Sales of each Research Product, OUT Product or Transferred Technology Product sold in such a "bundle." Concurrently with the making of such reports, Organon shall pay to Pharmacopeia royalties due at the rates specified in Section 7.4.

     8.2 METHOD FOR PAYMENTS TO PHARMACOPEIA. All payments due under this Agreement shall be made by bank wire transfer in immediately available funds to an account designated by Pharmacopeia. All payments hereunder shall be made in U.S. Dollars. Any payments that are not paid on the date such payments are due under this Agreement shall bear interest at the prime rate as reported by the Chase Manhattan Bank, New York, New York, on the date such payment is due, plus an additional two percent (2%), or, if lower, the maximum interest rate allowed by law, calculated on the number of days such payment is delinquent.

     8.3 ROYALTY REPORTS AND PAYMENTS TO ORGANON. After the first sale of a product developed from a Library Compound or Derivative Compound by or on behalf of Pharmacopeia from a co-exclusive Focused Library or Targeted Library made in the course of the Research Program, on which royalties are payable by Pharmacopeia to Organon pursuant to Section 7.6 hereof, Pharmacopeia shall make quarterly written reports to Organon within ninety (90) days after the end of each calendar quarter, stating in each such report a description of the extent and nature of the commercialization and aggregate Net Sales of each such product during the calendar quarter upon which a royalty is payable under Section 7.6 above. Concurrently with the making of such reports, Pharmacopeia shall pay to Organon royalties due at the rates specified in Section 7.6.

     8.4 METHOD FOR PAYMENTS TO ORGANON. All payments due under this Agreement shall be made by bank wire transfer in immediately available funds to an account designated by Organon. All payments hereunder shall be made in Dutch Guilders. Any payments that are not paid on the date such payments are due under this Agreement shall bear interest at the prime rate as reported by the Chase Manhattan Bank, New York, New York, on the date such payment is due, plus an additional two percent (2%), or, if lower, the maximum interest rate allowed by
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     8.5  PLACE OF ROYALTY PAYMENT AND CURRENCY CONVERSIONS.  If any currency conversion shall be required in connection with the calculation of royalties hereunder, such conversion shall be made using the selling exchange rate for conversion quoted for current transactions reported in THE WALL STREET JOURNAL for the last business day of the calendar quarter to which such payment pertains. If at any time legal restrictions prevent the prompt remittance of any royalties owed on Net Sales in any jurisdiction, the payor may make such payments by depositing the amount thereof in local currency in a bank account or other depository in such country in the name of the payee. The payor shall promptly notify the payee of the circumstances leading to such deposit and, at the payee's request, cooperate with the payee to repatriate such amounts.

     8.6 RECORDS; INSPECTION. Organon, Pharmacopeia and their respective Affiliates and Sublicensees shall keep complete, true and accurate books of account and records for the purpose of determining the royalty amounts payable under this Agreement. Such books and records shall be kept at the principal place of business of such party, as the case may be, for at least three (3) years following the end of the calendar quarter to which they pertain. Such records will be open for inspection during such three (3) year period by a public accounting firm mutually acceptable to Organon and Pharmacopeia, solely for the purpose of verifying royalty statements hereunder. Such inspections may be made no more than once each calendar year, at reasonable times and on reasonable notice. Inspections conducted under this Section 8.6 shall be at the expense of the inspecting party, unless a variation or error producing an increase exceeding five percent (5%) of the amount stated for any period covered by the inspection is established in the course of any such inspection, whereupon all reasonable costs relating to the inspection for such period and any unpaid amounts that are discovered will be paid promptly by the other party together with interest thereon from the date such payments were due at the prime rate as reported by the Chase Manhattan Bank, New York, New York, plus an additional two percent (2%) or, if lower, the maximum interest rate allowed by law. The public accounting firm employees shall sign a customary confidentiality agreement as a condition precedent to their inspection, and shall report to the inspecting party only that information which would be contained in a properly prepared royalty report by the other party.

     8.7  TAX MATTERS.

          8.7.1 WITHHOLDING TAXES. All royalty amounts required to be paid pursuant to this Agreement shall be paid with deduction for withholding for or on account of any taxes (other than taxes imposed on or measured by net income) or similar governmental charge imposed by a jurisdiction other than the United States in the case of Pharmacopeia and by a jurisdiction other than the Netherlands in the case of Organon ("Withholding Taxes"). To the extent Pharmacopeia and/or its Affiliates or their successors have the lawful right to utilize the Withholding Taxes withheld and paid by Organon as a credit against Pharmacopeia's and/or its Affiliates' regular U.S. tax liability, Organon shall provide Pharmacopeia with a certificate evidencing payment of any Withholding Taxes by Organon hereunder. To the extent Organon and/or its Affiliates or their successors have the lawful right to utilize the Withholding Taxes withheld and paid by Pharmacopeia as a credit against Organon's and/or its Affiliates' regular Netherlands tax liability,


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

Pharmacopeia shall provide Organon with a certificate evidencing payment of any Withholding Taxes by Pharmacopeia hereunder.

          8.7.2 OTHER TAXES; DUTIES. Any sales taxes, use taxes, transfer taxes or similar governmental charges, required to be paid in connection with the transfer of the Libraries or the Transferred Technology, shall be the sole responsibility of Organon. In the event that Pharmacopeia is required to pay any such amounts, and reasonably documents payment, Organon shall promptly remit payment to Pharmacopeia of such amounts.


                                   ARTICLE 9
                                 DUE DILIGENCE

     9.1 DUE DILIGENCE. The selection of Research Compounds, OUT Compounds, Derivative Compounds and Agreement Products for development and commercialization shall be in the sole discretion of Organon. Organon shall, at Organon's expense, be responsible for conducting all development of Agreement Compounds and Agreement Products, and all commercialization of Agreement Products. Organon shall use its commercially reasonable efforts, comparable to those efforts used for other internal development candidates of comparable value, to develop and commercialize Agreement Products as expeditiously as practicable and take such other actions as are necessary to obtain government approvals to market each Agreement Product in the Major Countries and other significant markets throughout the world, and thereafter to promote each Agreement Product and meet the market demand therefor in such markets ("Due Diligence").

     9.2 LACK OF DILIGENCE; LICENSE BACK. If Organon fails to act with Due Diligence to actively develop and commercialize any Research Compound or Research Product or fails to make the applicable payments provided in Sections 6.3, 6.4 or 7.2.2 for any OUT Compound or OUT Product, or determines that it will not commercialize any Agreement Compound or Agreement Product active against a specific molecular target, and Organon has not sublicensed such, or does not cure any breach noticed by Pharmacopeia pursuant to Section 15.2 herein within the time permitted thereunder, then the exclusivity of Organon's rights to any Agreement Compound or Agreement Product active against such target shall terminate. In such event, Organon shall grant and hereby grants to Pharmacopeia or its designee, (i) a non-exclusive, worldwide, royalty-free, irrevocable license under the Organon Technology, including the right to grant and authorize sublicenses, to make, have made, use and sell any Agreement Compound or Agreement Product active against such target, and (ii) an exclusive option to obtain an exclusive, worldwide, royalty-bearing license under the Organon Technology, with the right to sublicense, to make, have made, use and sell any Agreement Compound or Agreement Product active against such target, on terms to be negotiated.

     9.3 REGULATORY FILINGS. If Pharmacopeia acquires rights from Organon with respect to an Agreement Compound or Agreement Product pursuant to Section 9.2 above, upon the request of Pharmacopeia, Organon may, in exchange for agreed consideration, provide Pharmacopeia with access to and the right to use all regulatory filings made by Organon or its Affiliates or

Sublicensees to the extent possible with respect to such Agreement Compound or Agreement Product, together with the underlying pre-clinical and clinical data relating thereto, and agreed government permits and health registrations and other rights pertaining thereto.


                                   ARTICLE 10
                              INTELLECTUAL PROPERTY

     10.1 OWNERSHIP OF INVENTIONS. Title to all inventions and other intellectual property made by employees of Organon or its Affiliates, but not Pharmacopeia, in connection with and arising out of the Research Program ("Organon Inventions") shall be deemed owned by Organon. Title to all inventions and other intellectual property made solely by employees of Pharmacopeia, but not Organon or its Affiliates, in connection with and arising out of the Research Program ("Pharmacopeia Inventions") shall be deemed owned by Pharmacopeia. Title to all inventions and other intellectual property made jointly by employees of Organon or its Affiliates and Pharmacopeia in connection with and arising out of the Research Program ("Joint Inventions") shall be deemed jointly owned by Pharmacopeia and Organon. Inventorship and ownership of inventions and other intellectual property rights conceived and/or reduced to practice in connection with and arising out of the Research Program shall be determined in accordance with the Federal laws of the United States.

     10.2  PATENT PROSECUTION.

          10.2.1  RESPONSIBILITIES.

               (a) PHARMACOPEIA INVENTIONS. Pharmacopeia shall be responsible for preparing, filing, prosecuting and maintaining in the Core Countries, and in such other countries as may be designated by Pharmacopeia and/or Organon, patent applications and patents relating to all Pharmacopeia Inventions included within the Licensed Technology and conducting any interferences, re-examinations, reissues and oppositions relating to such Licensed Technology.

               (b) JOINT INVENTIONS. Subject to Sections 10.2.3 and 10.2.4 hereof, Pharmacopeia shall be responsible for preparing, filing, prosecuting and maintaining in the Core Countries, and such additional countries designated by Organon, patent applications and patents relating to all Joint Inventions included within the Licensed Technology and conducting any interferences, re-examinations, reissues and oppositions relating to such Licensed Technology.

               (c) ORGANON INVENTIONS. Organon shall be responsible for preparing, filing, prosecuting and maintaining worldwide, in such countries it deems appropriate, patent applications and patents, and conducting any interferences, re-examinations, reissues, and oppositions relating to Organon Inventions.


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

          10.2.2  FAILURE TO PROSECUTE.

               (a) PHARMACOPEIA FAILURE TO PROSECUTE. Pharmacopeia may elect upon ninety (90) days prior written notice to Organon to discontinue prosecution of any patent applications filed pursuant to Section 10.2.1 (a) or (b) above and/or not to file or conduct any further activities with respect to the patent applications or patents subject to such Sections. In the event Pharmacopeia declines to file or, having filed, fails to further prosecute or maintain any patent applications or patents (i) which are subject to Section 10.2.1(a) above and which disclose or claim activity in the Field, or (ii) which are subject to
Section 10.2.1(b) above, or conduct any interferences, re-examinations, reissues, or oppositions relating thereto, then Organon shall have the right to prepare, file, prosecute and maintain such patent applications and patents in such countries worldwide as it deems appropriate, and conduct any interferences, re-examinations, reissues or oppositions relating thereto at its sole expense. To the extent that the expenses incurred by Organon in respect of patent applications or patents for which it has taken sole responsibility pursuant to this Section 10.2.2, are in addition to expenses which it is obligated to pay pursuant to either Section 10.2.4 (ii) or Section 10.2.4 (iii), Organon shall be entitled to a credit equal to [***], against its obligations to pay royalties or a percentage of Sublicense Income in respect of the country where the patent application or patent in question is filed or held. Such credits shall only be available if the expenses incurred are substantiated by written records which are reasonably satisfactory to Pharmacopeia.

               (b) ORGANON'S ELECTION NOT TO REIMBURSE. Organon may elect upon ninety (90) days prior written notice to Pharmacopeia to discontinue its obligation to reimburse some or all of the future costs to be incurred (i) pursuant to Section 10.2.1(a) in respect of countries designated by both Pharmacopeia and Organon and/or (ii) pursuant to Section 10.2.1(b). If Organon makes such an election, Organon shall no longer be licensed hereunder in respect of the patents and/or patent applications the subject of such election, and Pharmacopeia shall have the right, but not the obligation, to continue prosecution and maintenance of the patents and patent applications the subject of such election as Pharmacopeia deems appropriate, and conduct any interferences, re-examinations, reissues or oppositions relating thereto, all at Pharmacopeia's sole expense. If Pharmacopeia elects to continue such prosecution and maintenance at its sole expense, Organon hereby agrees that Pharmacopeia shall own the entire right, title and interest in respect of the subject patents and/or patent applications and hereby makes any assignment necessary to accomplish such sole ownership in favor of Pharmacopeia. Organon agrees to assist Pharmacopeia in every proper way to evidence, record and perfect any such assignments.

          10.2.3 COOPERATION. Each of Organon and Pharmacopeia shall keep the other fully informed as to the status of patent matters described in this
Article 10, including, without limitation, by providing the other the opportunity to fully review and comment on any substantive documents (i.e., documents affecting the scope of the invention) which will be filed in any patent office as far in advance of filing dates as practicable, and providing the other with copies of any

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substantive documents that such party receives from such patent offices promptly after receipt, including notice of all interferences, reissues, re-examinations, oppositions or requests for patent term extensions. Upon request by Organon or Pharmacopeia, the other party shall provide copies of any patent documents in addition to those described in the preceding sentence. Organon and Pharmacopeia shall each reasonably cooperate with and assist the other at its own expense in connection with such activities, at the others party's request. Patent counsel designated by each party will meet at least on a semi-annual basis, unless otherwise agreed in writing, during (i) the Research Program Term, and (ii) the pendency of any patent applications claiming Joint Inventions subject to this Section 10.2, to coordinate, discuss, review and implement patent filing and prosecution strategy.

          10.2.4 COSTS. Responsibilities for costs incurred under this Article shall be as follows:

            (i)     Pharmacopeia shall pay all costs incurred pursuant to
                    Section 10.2.1(a) in respect of Core Countries and other countries designated solely by Pharmacopeia;

           (ii) Organon shall pay all costs incurred pursuant to Section 10.2.1(a) in respect of countries designated solely by Organon and all costs incurred pursuant to Section 10.2.1(c);

          (iii) The parties shall equally share the costs incurred pursuant to Section 10.2.1(a) in respect of countries which both Pharmacopeia and Organon designate and all costs incurred pursuant to Section 10.2.1(b); and

           (iv) Organon shall reimburse Pharmacopeia for any annual expenses incurred by Pharmacopeia pursuant to Section 10.2.4(iii) above, to the extent such expenses are in excess of [***] U.S. Dollars [***].

          10.2.5 COPIES. Organon shall promptly provide to Pharmacopeia a copy of any patent applications filed by Organon and its Affiliates during the term of this Agreement with respect to any Agreement Compounds, except with respect to Excluded Products. Pharmacopeia shall promptly provide to Organon a copy of any patent applications filed by Pharmacopeia during the term of this Agreement with respect to any Agreement Compounds.

          10.3  ENFORCEMENT AND DEFENSE.

          10.3.1  ENFORCEMENT.

                (a) Each party shall promptly notify the other of its knowledge of any

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potential infringement of the Licensed Technology or Organon Technology by a
third party. Pharmacopeia has the right, but not the obligation, to take reasonable legal action necessary against infringements by third parties to enforce patents or other intellectual property rights that protect (i) Pharmacopeia Inventions, (ii) Joint Inventions or (iii) Organon Technology subject to a license in favor of Pharmacopeia pursuant to Section 9.2 hereof. Organon has the right, but not the obligation, to take reasonable legal action necessary against infringements by third parties to enforce patents or other intellectual property rights that protect Organon Inventions or other Organon Technology, except to the extent that such Organon Inventions or other Organon Technology are licensed to Pharmacopeia pursuant to Section 9.2 hereof. Each party agrees to render such reasonable assistance as the enforcing party may request. [***]

               (b) If within six (6) months following receipt of notice of an alleged infringement from the other party, the recipient party who has the right to enforce an applicable patent or other intellectual property right pursuant to
Section 10.3.1(a) above, fails to take action to halt a commercially significant infringement, the notifying party shall, in its sole discretion, have the right, at its expense, to take such action as it deems warranted in its own name or in the name of the other party or jointly, to cease such infringement. Each party agrees to render such reasonable assistance as the enforcing party under this
Section 10.3.1(b) may request. [***]

               (c) Any party that is an enforcing party pursuant to Section 10.3.1(b) above, shall be entitled to deduct its expenses of bringing the action in question from its obligations to pay royalties and/or a percentage of Sublicense Income to the other party hereunder, provided that such reduction (i) is from royalties and/or a percentage of Sublicense Income that is due in respect of the country where the action is being brought, (ii) the royalties and/or percentage of Sublicense Income is in respect of products which are protected in whole or in part by the patent or other intellectual property right which is the subject of the action, and (iii) is not greater than [***]. Any such reductions shall be given by the enforcing party to a mutually acceptable independent third party under arrangements, including but not limited to release arrangements, which are acceptable to both parties.

          10.3.2 INFRINGEMENT CLAIMS. If the manufacture, sale or use of any Agreement Product or Transferred Technology Product pursuant to this Agreement because of the practice of the Licensed Technology, the Transferred Technology, the Excluded Technology or the Organon Technology results in any claim, suit or proceeding alleging patent infringement against Pharmacopeia or Organon (or its Affiliates or Sublicensees), such party shall promptly notify the other party hereto in writing setting forth the facts of such claim in reasonable detail. The party subject to such claim shall have the exclusive right and obligation to defend and control the defense of any such claim, suit or proceeding, at its own expense, using counsel of its own choice; provided, however, such party shall not enter into any settlement which makes any admission or concession in relation to Organon Technology or a patent or other intellectual property right protecting a Joint Invention (in the case of Pharmacopeia) or Licensed Technology or Excluded Technology or a patent or other intellectual property right protecting a Joint Invention (in the case of Organon), without the prior written consent of the other party. The party subject to the


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claim shall keep the other party hereto reasonably informed of all material developments in connection with any such claim, suit or proceeding.

     10.4 GRANT BACK.

          10.4.1 LIBRARY COMPOUNDS. In the event that Pharmacopeia determines that any Library Compound in a Focused Library or Targeted Library, which Library Compound (i) is not a Research Compound or OUT Compound, and (ii) is claimed in an Organon patent application or patent claiming a Research Compound or OUT Compound, but has a biological activity distinct from the utility claimed in such patent application or patent, or does not have the utility claimed by Organon, Pharmacopeia may notify Organon. Organon shall have a period of ninety
(90) days from receipt of such notice in which to provide Pharmacopeia with evidence reasonably demonstrating that such Library Compound has the utility claimed in the patent application or patent. In the event that Organon fails to provide such evidence, Organon agrees to grant, and hereby grants to Pharmacopeia, an exclusive, worldwide, royalty-free license, with the right to grant and authorize sublicenses, under any applicable Joint Inventions and Organon Technology relating to such Library Compound to make, have made, use and sell products based thereon.

          10.4.2 PROCESS TECHNOLOGY. Organon shall grant and hereby grants to Pharmacopeia a non-exclusive, royalty-free, worldwide license under Organon's interest in the Joint Inventions relating to any chemical processes, synthetic or otherwise, for all purposes.


                                  ARTICLE 11
                               CONFIDENTIALITY

     11.1 CONFIDENTIAL INFORMATION. Except as otherwise expressly provided herein, the parties agree that, for the term of this Agreement and for five (5) years thereafter, a party receiving Confidential Information ("the Receiving Party") from the other party (the "Disclosing Party") shall not, except as expressly provided in this Article 11, disclose to any third party or use for any purpose any Confidential Information furnished to it by the Disclosing Party hereto pursuant to this Agreement, except to the extent that it can be established by the receiving party by written records that such information:

               (a) was already known to the Receiving Party, other than under an obligation of confidentiality, at the time of disclosure;

               (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party;

               (c) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the Receiving Party in breach of this Agreement;


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


               (d) was independently developed by the Receiving Party as demonstrated by documented evidence prepared contemporaneously with such independent development; or

               (e) was lawfully disclosed to the Receiving Party other than under an obligation of confidentiality, by a third party who had no obligation to the Disclosing Party not to disclose such information to others.

     11.2 PERMITTED USE AND DISCLOSURES. Each party hereto may use or disclose Confidential Information disclosed to it by the other party only to the extent such use or disclosure is reasonably necessary and permitted in the exercise of such rights granted hereunder (i) in filing or prosecuting patent applications, or prosecuting or defending litigation, (ii) complying with applicable governmental regulations or a court order, (iii) submitting information to tax or other governmental authorities, (iv) conducting clinical trials, or
(v) making a permitted sublicense or otherwise exercising license rights expressly granted by the other party to it pursuant to the terms of this Agreement; provided, that if a party is required to make any such disclosure of another party's Confidential Information, other than pursuant to a confidentiality agreement which protects such Confidential Information substantially to the same extent as set forth herein, such party will give reasonable advance notice to the other party of such disclosure and, save to the extent inappropriate in the case of patent applications, will use its reasonable best efforts to secure confidential treatment of such information in consultation with the other party prior to its disclosure (whether through protective orders or otherwise) and disclose only the minimum necessary to comply with such requirements.

     11.3 NONDISCLOSURE OF TERMS. Each of the parties hereto agrees not to disclose the terms of this Agreement to any third party without the prior written consent of the other party hereto, which consent shall not be unreasonably withheld, except to such party's attorneys, advisors, investors and others on a need to know basis under circumstances that reasonably ensure the confidentiality thereof, or to the extent required by law. Notwithstanding the foregoing, the parties shall agree upon a press release to announce the execution of this Agreement, together with a corresponding Q&A outline for use in responding to inquiries about the Agreement; thereafter, Pharmacopeia and Organon may each disclose to third parties the information contained in such press release and Q&A outline without the need for further approval by the other. In addition, Organon and Pharmacopeia may make public statements regarding the progress of the Research Program, the achievement of milestones and receipt of payments, and other matters regarding the Research Program (i) without the other party's prior consent to the extent required by applicable law or regulations, and (ii) otherwise following consultation and mutual agreement with the other party, the consent of neither party to be unreasonably withheld. In the event Pharmacopeia is required to file a copy of this Agreement with the U.S. Securities and Exchange Commission or equivalent entity, Pharmacopeia shall first provide Organon with an opportunity to review the form of the copy of this Agreement which Pharmacopeia intends to file.

     11.4 PUBLICATION. Any manuscript by Pharmacopeia or Organon or its Affiliates describing the scientific results of the Research Program to be published during the Research Program Term or within one (1) year after the end of the Research Program Term shall be subject


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

to the prior review of the parties at least ninety (90) days prior to submission. Further, to avoid loss of patent rights as a result of premature public disclosure of patentable information, the Receiving Party shall notify the Disclosing Party in writing within thirty (30) days after receipt of any disclosure whether the Receiving Party desires to file a patent application on any invention disclosed in such scientific results. In the event that the Receiving Party desires to file such a patent application, the Disclosing Party shall withhold publication or disclosure of such scientific results until the earlier of (i) a patent application is filed thereon, or (ii) the parties determine after consultation that no patentable invention exists, or
(iii) one hundred eighty (180) days after receipt by the Disclosing Party of the Receiving Party's written notice of the Receiving Party's desire to file such patent application, or such other period as is reasonable for seeking patent protection. Further, if such scientific results contain information, including Pharmacopeia Know-How or Organon Know-How, that is subject to use and nondisclosure restrictions under this Article 11, the Disclosing Party agrees to remove such information from the proposed publication or disclosure. Following the filing of any patent application within the Licensed Technology or Organon Technology, in the eighteen (18) month period prior to the publication of such a patent application neither party shall make any public disclosure regarding any invention claimed in such patent application without the prior consent of the other party.


                                  ARTICLE 12
                         REPRESENTATIONS AND WARRANTIES

     12.1 ORGANON. Organon represents and warrants on its own behalf and on behalf of its Affiliates that: (i) it has the legal right and authority to enter into this Agreement and to perform all of its obligations hereunder; (ii) when executed by both parties, this Agreement will constitute the valid and legally binding obligation of Organon and shall be enforceable against Organon in accordance with its terms; and (iii) that it has not previously granted, and during the term of this Agreement will not knowingly make any commitment of or grant any rights which in any material way conflict with the rights and licenses granted herein.

     12.2  PHARMACOPEIA.   Pharmacopeia represents and warrants that: (i) it has
the legal right and authority to extend the rights granted in this Agreement;
(ii) it has the legal right and authority to enter into this Agreement, and to fully perform its obligations hereunder; (iii) when executed by both parties, this Agreement will constitute the valid and legally binding obligation of Pharmacopeia and shall be enforceable against Pharmacopeia in accordance with its terms; (iv) it has not previously granted, and during the term of this Agreement will not knowingly make any commitment of, or grant any rights which are inconsistent in any material way with the rights and licenses granted herein; (v) to the best of its knowledge as of the Effective Date, there are no existing or threatened actions, suits or claims pending against it with respect to the Licensed Technology; (vi) to the best of its knowledge as of the Effective Date, the Licensed Technology does not include intellectual property licensed from third parties that would require Organon to pay to such third parties a royalty to make, have made, use and sell Agreement Products; and
(vii) to the best of its knowledge as of the Effective Date, the practice by Pharmacopeia of the Excluded Technology does not infringe any intellectual property rights of third parties, (viii) the


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

Columbia License has not expired or been terminated and has not been breached by Pharmacopeia or, to Pharmacopeia's knowledge, by Columbia, and (ix) Pharmacopeia has the right to use the technology licensed from Columbia in the course of the Research Program.

     12.3 DISCLAIMER. Organon and Pharmacopeia specifically disclaim any guarantee that the Research Program will be successful, in whole or in part.
The failure of the parties to successfully develop Agreement Compounds or Agreement Products or Transferred Technology Products will not constitute a breach of any representation or warranty or other obligation under this Agreement. Neither Organon nor Pharmacopeia makes any representation or warranty or guaranty that the Research Program will be successful. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, PHARMACOPEIA AND ORGANON AND THEIR RESPECTIVE AFFILIATES MAKE NO REPRESENTATIONS AND EXTEND NO WARRANTIES OR CONDITIONS OF ANY KIND, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO THE LICENSED TECHNOLOGY, TRANSFERRED TECHNOLOGY, EXCLUDED TECHNOLOGY, ORGANON TECHNOLOGY, IN-HOUSE LIBRARIES, CONSORTIUM LIBRARIES, FOCUSED LIBRARIES OR TARGETED LIBRARIES, LIBRARY COMPOUNDS, AGREEMENT COMPOUNDS, INFORMATION DISCLOSED PURSUANT TO
ARTICLE 11 OR AGREEMENT PRODUCTS OR TRANSFERRED TECHNOLOGY PRODUCTS, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, VALIDITY OF ANY LICENSED TECHNOLOGY, TRANSFERRED TECHNOLOGY, EXCLUDED TECHNOLOGY OR ORGANON TECHNOLOGY, PATENTED OR UNPATENTED, OR NONINFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.


                                    ARTICLE 13
                                 INDEMNIFICATION

     13.1 ORGANON. Organon agrees to indemnify, defend and hold Pharmacopeia and its Affiliates and their directors, officers, employees and agents (the "Pharmacopeia Indemnitees") harmless from and against any losses, costs, claims, damages, liabilities or expense (including without limitation, fees and disbursements of counsel incurred by the Pharmacopeia Indemnitee in any action or proceeding between Organon and the Pharmacopeia Indemnitee and the Pharmacopeia Indemnitee and any third party or otherwise) (collectively, "Liabilities") arising out of or in connection with third party claims relating to: (i) any Agreement Products or Transferred Technology Products developed, manufactured, used, sold or otherwise distributed by or on behalf of Organon, its Affiliates, Sublicensees or other designees (including, without limitation, third-party product liability claims); (ii) Organon and its Affiliates performance of the Research Program; or (iii) any breach by Organon of its representations and warranties made in this Agreement, except, in each case, to the extent such Liabilities result from the gross negligence or intentional misconduct of Pharmacopeia.


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

     13.2 PHARMACOPEIA. Pharmacopeia agrees to indemnify, defend and hold Organon, its Affiliates and Sublicensees and their directors, officers, employees and agents (the "Organon Indemnitees") harmless from and against any losses, costs, claims, damages, liabilities or expense (including without limitation, fees and disbursements of counsel incurred by the Organon Indemnitee in any action or proceeding between Pharmacopeia and the Organon Indemnitee and the Organon Indemnitee and any third party or otherwise) (collectively, "Liabilities") arising out of or in connection with third party claims relating to: (i) any Agreement Products developed, manufactured, used, sold or otherwise distributed by or on behalf of Pharmacopeia, its Affiliates, sublicensees or other designees pursuant to Section 9.2 herein (including, without limitation, third-party product liability claims); (ii) the performance of the Research Program by Pharmacopeia; or (iii) any breach by Pharmacopeia of its representations and warranties made in this Agreement, except, in each case, to the extent such Liabilities result from the gross negligence or intentional misconduct of Organon.

     13.3 PROCEDURE. In the event that any Pharmacopeia Indemnitee or Organon Indemnitee (an "Indemnitee") intends to claim indemnification under this Article 13 it shall promptly notify the indemnifying party in writing of such alleged Liability. The indemnifying party shall have the right to control the defense thereof with counsel of its choice; provided, however, that any Indemnitee shall have the right to retain its own counsel at its own expense, for any reason, including if representation of any Indemnitee by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnitee and any other party reasonably represented by such counsel in such proceeding. The affected Indemnitees shall cooperate with the indemnifying party and its legal representatives in the investigation of any action, claim or liability covered by this Article 13. The indemnified party shall not, except at its own cost, voluntarily make any payment or incur any expense with respect to any claim or suit without the prior written consent of the indemnifying party, which such party shall not be required to give.


                                 ARTICLE 14
                        UNRESOLVED DISPUTE RESOLUTION

     14.1 GENERAL. Any Unresolved Dispute, after the completion of the steps set forth in Section 3.7 hereof, shall be settled at the election of either party, by final and binding independent arbitration as set forth below.

     14.2  ARBITRATION PROCEDURES.

          14.2.1 RULES AND LOCATION. All arbitrations pursuant to this Agreement, shall be final and binding, shall be conducted before the American Arbitration Association ("AAA") in New York, New York, U.S.A., and shall be carried out in accordance with the Commercial Arbitration Rules of the AAA then in effect (the "Rules") and the provisions of this Agreement. Unless the parties agree otherwise, all arbitrations pursuant to this Agreement shall also be carried out in accordance with the AAA's Supplementary Procedures For Large, Complex Disputes then


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in effect (the "Supplementary Procedures").  In the event of a conflict between the Rules or Supplementary Procedures of the AAA and the provisions of this Article 14, the provisions of this Article 14 shall govern.

          14.2.2 PRE-ARBITRATION NOTICE. Any party that intends to initiate an arbitration of an Unresolved Dispute (the "Claimant") shall give fifteen (15) days prior written notice to the other party of its intention to commence an arbitration proceeding under this Article 14 (the "Pre-Arbitration Notice").
The Pre-Arbitration Notice shall set forth: (i) a statement setting forth the nature of the Unresolved Dispute; (ii) the Claimant's position and claims in relation to the Unresolved Dispute; (iii) the amount or value of the claims involved; and (iv) the remedies sought. Unless the parties are able to reach a mutually agreeable settlement within such fifteen (15) days, the Claimant may initiate an arbitration in relation to the subject Unresolved Dispute thereafter in accordance with the Rules and the Supplementary Procedures.

          14.2.3  APPOINTMENT OF THE ARBITRATORS.

                    (a) SELECTION PROCESS. There shall be three (3) arbitrators for each arbitration of an Unresolved Dispute, unless the parties otherwise agree to only one arbitrator. Each party shall promptly select one
(1) arbitrator. Each party's selection of an arbitrator shall be in that party's sole discretion, and such arbitrator may be from a list provided by the AAA or may be any other person chosen by such party. A party's choice of arbitrator shall not be subject to challenge by the other party, except pursuant to subsection (b) of this Section. Within twenty (20) days of the appointment of the second arbitrator, the two arbitrators shall appoint the third arbitrator from a list of arbitrators provided by the AAA, who shall be an attorney or a former judge unless an arbitrator so qualified is unavailable; PROVIDED, HOWEVER, that if the two existing arbitrators are unable to agree upon the third arbitrator within such period, either party may request the AAA to appoint the third arbitrator. The parties agree to use good faith efforts to choose arbitrators with appropriate qualifications in relation to the Unresolved Dispute in question. Such qualifications may include, but are not limited to, expertise in patent law, medicinal chemistry, and/or pharmaceutical product development (including clinical development and regulatory affairs), if applicable.

                    (b) DISQUALIFICATION. Notwithstanding anything to the contrary herein, no person may serve as an arbitrator pursuant to this Article 14 if such person has or has had in the past a material interest or relationship (through employment, stock ownership, business dealings or otherwise) in or with a party involved in any arbitration or any of its Affiliates, directors, officers or employees; PROVIDED, HOWEVER, that serving as an arbitrator hereunder shall not constitute such a material interest or relationship for purposes of future arbitrations.

          14.2.4 CONDUCT OF PROCEEDINGS. The arbitration proceedings shall be conducted in English and any written evidence originally in a language other than English shall be submitted in English translation accompanied by the original or a true copy thereof. The arbitrators shall determine what discovery will be permitted, consistent with the goal of limiting the cost and time which the parties must expend for discovery; provided the arbitrators shall permit such discovery


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

as they deem necessary to permit an equitable resolution of the dispute. If the dispute concerns whether an Excluded Product should be an Agreement Product under this Agreement, Organon shall bear the burden of proof in establishing that such product meets the criteria set forth in Section 1.14 hereof. The arbitrators will apply the laws of the State of New York in any arbitration, except in relation to patents or other forms of intellectual property rights, including but not limited to determination of inventorship of inventions, or issues relating to interpretation, enforcement, validity, or ownership of patents or other intellectual property rights, in which case the arbitrators shall apply the Federal laws of the United States.

          14.2.5  FINAL AWARD AND COSTS.  In any arbitration pursuant to this
Article 14, the award of the arbitrators shall be final and binding upon the parties and judgement upon the award may be entered in and enforced by any court of competent jurisdiction. The costs of the arbitration, including administrative and the third arbitrator's fees but excluding the fees of the two arbitrators selected by the parties, shall be shared equally by the parties. Each party shall bear its own costs and attorneys' and witness' fees and the fees of the arbitrator that it has selected. A disputed performance or suspended performance pending the resolution of the arbitration must be completed within thirty (30) days following the final decision of the arbitrators or such other reasonable period as the arbitrators determine in a written opinion. Any arbitration subject to this Article 14 shall be completed, to the extent reasonably possible in the light of all the circumstances, within one (1) year from the date of the original filing of the demand for such arbitration with the AAA.

          14.2.6  CONFIDENTIALITY.  All arbitration proceedings under this
Article 14 shall be confidential and the arbitrators may issue appropriate protective orders to safeguard the parties' Confidential Information. Except as required by law, neither party shall make (or instruct any arbitrator to make) any public announcement with respect to the proceedings or decisions of any arbitration without the prior written consent of the other party. The existence of any Unresolved Dispute, the submission of an Unresolved Dispute to arbitration pursuant to this Article 14, and any award by the arbitrators, shall be kept in confidence by the parties and the arbitrators, except as required in connection with the enforcement of such award of implementation of such decisions, as mutually agreed by the parties or as required by law.

          14.2.7 INTERIM RELIEF. This Article 14 shall not limit the rights of any party to seek in any court of competent jurisdiction interim relief, and only such interim relief, as may be needed to maintain the STATUS QUO or otherwise protect the subject matter of the Unresolved Dispute and the arbitration until the arbitrators shall have been appointed and shall have had an opportunity to act.



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                                   ARTICLE 15
                              TERM AND TERMINATION

     15.1 TERM OF THE AGREEMENT. The term of this Agreement shall begin as of the Effective Date, and shall continue in full force and effect on a country-by-country and Agreement Product-by-Agreement Product basis until Organon, its Affiliates and Sublicensees have no remaining royalty payment obligations in a country, at which time the Agreement shall expire in its entirety in such country, unless terminated earlier as provided in this Article 15.

     15.2 TERMINATION FOR BREACH OR DEFAULT. Either party to this Agreement may terminate this Agreement in the event the other party shall have materially breached or defaulted in the performance of any of its material obligations hereunder, and such default shall have continued for sixty (60) days after written notice thereof was provided to the breaching party by the nonbreaching party. Any termination shall become effective at the end of such sixty (60) day period unless the breaching party (or any other party on its behalf) has cured any such breach or default prior to the end of the sixtieth (60th) day; provided in the case of a failure to pay any amount due hereunder, such default may be the basis of termination fifteen (15) business days following the date that notice of such default was provided to the breaching party.

     15.3 TERMINATION FOR INSOLVENCY. If voluntary or involuntary proceedings by or against a party are instituted in bankruptcy under any insolvency law, or a receiver or custodian is appointed for such party, or proceedings are instituted by or against such party for corporate reorganization, dissolution, liquidation, or winding-up of such party, which proceedings, if involuntary, shall not have been dismissed within sixty (60) days after the date of filing, or if such party makes an assignment for the benefit of creditors, or substantially all of the assets of such party are seized or attached and not released within sixty (60) days thereafter, the other party may immediately terminate this Agreement effective upon notice of such termination.

     15.4  EFFECT OF BREACH OR TERMINATION.

          15.4.1 ACCRUED RIGHTS AND OBLIGATIONS. Termination of this Agreement for any reason shall not release either party hereto from any liability which, at the time of such termination, has already accrued to the other party or which is attributable to a period prior to such termination nor preclude either party from pursuing any rights, indemnities and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement.

          15.4.2 RETURN OF MATERIALS. Upon any termination of this Agreement, Organon and Pharmacopeia shall promptly return to the other all Confidential Information (including, without limitation, all Licensed Technology and Organon Technology, as the case may be), received from the other party (except one copy of which may be retained for archival purposes).

          15.4.3 POST-TERMINATION PRODUCT SALES. In the event of the cancellation or termination of any license rights with respect to an Agreement Product prior to the expiration of


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

this Agreement, inventory of the Agreement Product may be sold for up to six
(6) months after the date of termination, provided earned royalties are paid thereon.

          15.4.4 LICENSES. The licenses granted to Organon herein shall terminate in the event of a termination by Pharmacopeia pursuant to Section 15.2 or 15.3, and the licenses granted to Pharmacopeia in Section 9.2 shall terminate in the event of a termination by Organon pursuant to Section 15.2 or 15.3. If more than one Agreement Product is being commercially developed or exploited by Organon, its Affiliates or Sublicensees hereunder and a breach entitling Pharmacopeia to terminate this Agreement relates solely to a single Agreement Product, then Pharmacopeia shall be entitled to terminate this Agreement only with respect to the applicable Agreement Product.

     15.5 SURVIVAL. Articles 8, 11, 12, 13 and 16 of this Agreement, as well as Sections 2.8, 2.10, 2.11, 4.4, 5.1, 6.5, 6.8, 6.11, 6.12, 7.3, 7.7, 9.2, 9.3,
10.1, 10.2 and 10.4 shall survive the expiration or termination of this Agreement for any reason.


                                  ARTICLE 16
                                MISCELLANEOUS

     16.1 GOVERNING LAWS. This Agreement and any dispute arising from the performance or breach hereof shall be governed by and construed and enforced in accordance with the laws of the state of New York, without reference to conflicts of laws principles.

     16.2 NO IMPLIED LICENSES. Only the licenses granted pursuant to the express terms of this Agreement shall be of any legal force or effect. No other license rights shall be created by implication, estoppel or otherwise.

     16.3 WAIVER. It is agreed that no waiver by either party hereto of any breach or default of any of the covenants or agreements herein set forth shall be deemed a waiver as to any subsequent and/or similar breach or default.

     16.4 ASSIGNMENT. This Agreement shall not be assignable by either party to any third party without the written consent of the other party hereto, except either party may assign this Agreement, without such consent, to either (i) one of its Affiliates, or (ii) an entity that acquires all or substantially all of the business or assets of such party to which this Agreement pertains, whether by merger, reorganization, acquisition, sale, or otherwise, provided, in each case, that the assignor remains liable for all of its obligations hereunder and for performance by the assignee. This Agreement shall be binding upon and accrue to the benefit of any permitted assignee, and any such assignee shall agree to perform the obligations of the assignor.

     16.5 INDEPENDENT CONTRACTORS. The relationship of the parties hereto is that of independent contractors. The parties hereto are not deemed to be agents, partners or joint


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

venturers of the others for any purpose as a result of this Agreement or the transactions contemplated hereby.

     16.6 COMPLIANCE WITH LAWS. In exercising their rights under this Agreement, the parties shall fully comply in all material respects with the requirements of any and all applicable laws, regulations, rules and orders of any governmental body having jurisdiction over the exercise of rights under this Agreement including, without limitation, those applicable to the discovery, development, manufacture, distribution, import and export and sale of pharmaceutical products pursuant to this Agreement.

     16.7 EXPORT CONTROL. Organon will not remove or export from the United States or reexport from anywhere any part of the Licensed Technology or Transferred Technology or any direct product thereof to Afghanistan, the Peoples' Republic of China or any Group Q, S, W, Y or Z country (as specified in Supplement No. 1 to Section 770 of the U.S. Export Administration Regulations, or a successor thereto) or otherwise except in compliance with and with all licenses and approvals required under applicable export laws and regulations, including without limitation, those of the U.S. Department of Commerce.

     16.8 PATENT MARKING. Organon agrees to mark and have its Affiliates and Sublicensees mark all Agreement Products sold pursuant to this Agreement in accordance with the applicable statute or regulations relating to patent marking in the country or countries of manufacture and sale thereof.

     16.9 NOTICES. All notices, requests and other communications hereunder shall be in writing and shall be personally delivered or by registered or certified mail, postage prepaid, or by facsimile (with proof of receipt and a confirmation copy sent by registered or certified mail, postage prepaid) or by overnight or international delivery service, in each case to the respective address specified below, or such other address as may be specified in writing to the other parties hereto and shall be deemed to have been given upon receipt:

     Pharmacopeia:     Pharmacopeia, Inc.
                       101 College Road East
                       Princeton, New Jersey 08540
                       U.S.A.
                       Attn:  Chief Executive Officer
                       Fax No.:  (609) 452-2434

     with a copy to:   Brobeck, Phleger & Harrison L.L.P.
                       1301 Avenue of the Americas
                       New York, New York  10019
                       U.S.A.
                       Attn:  Richard R. Plumridge, Esq.
                       Fax No.:  (212) 586-7878


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

     Organon:          N.V. Organon
                       Molenstraat 110
                       5340 BH Oss
                       The Netherlands
                       Attn:  President
                       Fax No.: 31-412-646923

     with a copy to:   Akzo Nobel Nederland B.V.
                       Wethouder van Eschstraat 1
                       5342 AV Oss
                       The Netherlands
                       Attn:  General Counsel
                       Fax No.: 31-412-666373

     16.10 SEVERABILITY. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision, and the parties shall amend the Agreement to the extent feasible to lawfully include the substance of the excluded term to as fully as possible realize the intent of the parties and their commercial bargain.

     16.11 SPECIAL, INCIDENTAL AND CONSEQUENTIAL DAMAGES. NEITHER PARTY WILL BE LIABLE UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER THEORY FOR ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT EXCEPT FOR A BREACH OF ARTICLE 11.

     16.12 FORCE MAJEURE. Neither party shall lose any rights hereunder or be liable to the other party for damages or losses (except for payment obligations) on account of failure of performance by the defaulting party if the failure is occasioned by war, strike, fire, Act of God, earthquake, flood, lockout, embargo, governmental acts or orders or restrictions, failure of suppliers, or any other reason where failure to perform is beyond the reasonable control and not caused by the negligence, intentional conduct or misconduct of the non-performing party and such party has exerted all commercially reasonable efforts to avoid and remedy such force majeure; provided, however, that in no event shall a party be required to settle any labor dispute or disturbance.

     16.13 COMPLETE AGREEMENT. This Agreement with its Exhibits, together with the Stock Purchase Agreement executed by the parties of even date herewith constitutes the entire agreement, both written and oral, between the parties with respect to the subject matter hereof, and all prior agreements respecting the subject matter hereof, either written or oral, expressed or implied, shall be abrogated, canceled, and are null and void and of no effect. No amendment or change hereof or addition hereto shall be effective or binding on either of the parties hereto unless reduced to writing and executed by the respective duly authorized representatives of Pharmacopeia and Organon.

     16.14 ADVICE OF COUNSEL. Pharmacopeia and Organon have each consulted counsel of their choice regarding this Agreement, and each acknowledges and agrees that this Agreement shall not be deemed to have been drafted by one party or another and will be construed accordingly.

     16.15 HEADINGS. The captions to the several Sections hereof are not a part of this Agreement, but are included merely for convenience of reference only and shall not affect its meaning or interpretation.

     16.16 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Research Agreement to be duly executed by their authorized representatives and delivered in duplicate originals as of the Effective Date.

     N.V. ORGANON                  PHARMACOPEIA, INC.


By:_____________________________   By: ____________________________________

Name:___________________________   Name:   Joseph A. Mollica, Ph.D.

Title:__________________________   Title:  Chairman and Chief Executive
                                           Officer

                                    EXHIBIT A

                                  RESEARCH PLAN

                                    EXHIBIT B

                INITIAL REPRESENTATIVES ON THE RESEARCH COMMITTEE



[***]








[*** Confidential Treatment Requested]

                                    EXHIBIT C

              INITIAL REPRESENTATIVES ON THE SUPERVISORY COMMITTEE


[***]








[*** Confidential Treatment Requested]

                                    EXHIBIT D

              SAMPLINGS OF FOCUSED LIBRARIES OR TARGETED LIBRARIES

     1. The samplings of Focused Libraries or Targeted Libraries which Pharmacopeia will provide to Organon shall contain compounds in 96-well microtiter plates suitable for high throughput screening. The number of compounds in each well of the set of microtiter plates produced for a given assay will be determined by Organon but will be within a range of [***] compounds per well. The type of plate and format for control wells will also be determined by Organon subject to compatibility with Pharmacopeia production processes.

     2. Once the format and number of compounds per well is agreed for each assay, Pharmacopeia will then provide for each assay that number of plates required to contain [***] compounds as are contained in each library, e.g., [***] randomly selected compounds would be provided for a library of [***] members for each assay [***]. As an example, a [***] member library arrayed at [***] compounds per well in [***] wells at [***] would require [***] plates for one assay. The plates will be provided at an agreed rate for each assay, consistent with Organon's ability to screen compounds, but in no event at a rate of more than a total (for all [***] of [***] plates per month. Pharmacopeia recommends that plates be delivered to each assay in a just-in-time fashion to minimize the possibility of compound decomposition upon storage. Pharmacopeia [***]. Pharmacopeia will then decode the chemical structure from single active compounds within 1 month of notification of a request for decoding by Organon. Pharmacopeia will perform [***] and decodes at a cumulative rate of no more than [***] and [***] decodes per month.

     3. For a period of up to 6 months from delivery of a set of plates, Pharmacopeia will store the corresponding "master" plates containing the same compounds but attached to solid support.

     4. Pharmacopeia shall not be responsible for replacing plates which are rendered unusable due to Organon's failure to promptly screen, or store libraries under conditions recommended by Pharmacopeia at the time of delivery; provided, Organon may request Pharmacopeia to replace such plates on the terms and conditions set forth herein.




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


                                    EXHIBIT E

                            STOCK PURCHASE AGREEMENT





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